                                                                     EXHIBIT 2.1


================================================================================

                          AGREEMENT AND PLAN OF MERGER




                          DATED AS OF DECEMBER 15, 2002

                                      AMONG

                                    K2 INC.,

                      RAWLINGS SPORTING GOODS COMPANY, INC.

                                       AND

                              LARA ACQUISITION SUB

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE 1  THE MERGER............................................................................................1
         SECTION 1.1.         THE MERGER.........................................................................1
         SECTION 1.2.         EFFECTIVE TIME.....................................................................1
         SECTION 1.3.         CLOSING OF THE MERGER..............................................................2
         SECTION 1.4.         EFFECTS OF THE MERGER..............................................................2
         SECTION 1.5.         CERTIFICATE OF INCORPORATION AND BYLAWS............................................2
         SECTION 1.6.         DIRECTORS..........................................................................2
         SECTION 1.7.         OFFICERS...........................................................................2
         SECTION 1.8.         CONVERSION OF SHARES...............................................................2
         SECTION 1.9.         DISSENTERS AND APPRAISAL RIGHTS....................................................3
         SECTION 1.10.        EXCHANGE OF CERTIFICATES...........................................................3
         SECTION 1.11.        STOCK OPTIONS......................................................................5
         SECTION 1.12.        PLAN OF REORGANIZATION.............................................................6

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................6
         SECTION 2.1.         ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; INVESTMENTS..........................7
         SECTION 2.2.         CAPITALIZATION OF THE COMPANY AND SUBSIDIARIES.....................................8
         SECTION 2.3.         AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION...............................9
         SECTION 2.4.         SEC REPORTS; FINANCIAL STATEMENTS..................................................9
         SECTION 2.5.         INFORMATION SUPPLIED..............................................................10
         SECTION 2.6.         CONSENTS AND APPROVALS; NO VIOLATIONS.............................................10
         SECTION 2.7.         NO DEFAULT........................................................................11
         SECTION 2.8.         NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES....................................11
         SECTION 2.9.         LITIGATION........................................................................11
         SECTION 2.10.        COMPLIANCE WITH APPLICABLE LAW....................................................12
         SECTION 2.11.        EMPLOYEE BENEFIT PLANS; LABOR MATTERS.............................................12
         SECTION 2.12.        ENVIRONMENTAL LAWS AND REGULATIONS................................................15
         SECTION 2.13.        TAXES.............................................................................16
         SECTION 2.14.        INTELLECTUAL PROPERTY.............................................................18
         SECTION 2.15.        MATERIAL CONTRACTS................................................................20
         SECTION 2.16.        TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES............................22
         SECTION 2.17.        OFF BALANCE SHEET LIABILITIES.....................................................22

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               Page
                                                                                                               ----

         SECTION 2.18.        PROMOTIONS AND SELLING ARRANGEMENTS...............................................22
         SECTION 2.19.        TAX TREATMENT.....................................................................23
         SECTION 2.20.        AFFILIATES........................................................................23
         SECTION 2.21.        SUPPLIERS AND CUSTOMERS...........................................................23
         SECTION 2.22.        OPINION OF FINANCIAL ADVISER......................................................23
         SECTION 2.23.        BROKERS...........................................................................23
         SECTION 2.24.        INTERESTED PARTY TRANSACTIONS.....................................................23
         SECTION 2.25.        TAKEOVER STATUTES.................................................................23

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION.............................................24
         SECTION 3.1.         ORGANIZATION......................................................................24
         SECTION 3.2.         CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES.....................................25
         SECTION 3.3.         AUTHORITY RELATIVE TO THIS AGREEMENT..............................................26
         SECTION 3.4.         SEC REPORTS; FINANCIAL STATEMENTS.................................................26
         SECTION 3.5.         INFORMATION SUPPLIED..............................................................27
         SECTION 3.6.         CONSENTS AND APPROVALS; NO VIOLATIONS.............................................27
         SECTION 3.7.         NO DEFAULT........................................................................28
         SECTION 3.8.         NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES....................................28
         SECTION 3.9.         LITIGATION........................................................................28
         SECTION 3.10.        COMPLIANCE WITH APPLICABLE LAW....................................................29
         SECTION 3.11.        EMPLOYEE BENEFIT PLANS; LABOR MATTERS.............................................29
         SECTION 3.12.        ENVIRONMENTAL LAWS AND REGULATIONS................................................29
         SECTION 3.13.        TAX MATTERS.......................................................................30
         SECTION 3.14.        INTELLECTUAL PROPERTY.............................................................30
         SECTION 3.15.        TITLE TO PROPERTY.................................................................30
         SECTION 3.16.        BROKERS...........................................................................31
         SECTION 3.17.        NO PRIOR ACTIVITIES OF ACQUISITION................................................31
         SECTION 3.18.        OFF BALANCE SHEET LIABILITIES.....................................................31
         SECTION 3.19.        PROMOTIONS AND SELLING ARRANGEMENTS...............................................31
         SECTION 3.20.        TAX TREATMENT.....................................................................31

ARTICLE 4  COVENANTS............................................................................................31
         SECTION 4.1.         CONDUCT OF BUSINESS OF THE COMPANY................................................31
         SECTION 4.2.         CONDUCT OF BUSINESS OF PARENT.....................................................34

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               Page
                                                                                                               ----

         SECTION 4.3.         PREPARATION OF S-4 AND THE PROXY STATEMENT/PROSPECTUS.............................36
         SECTION 4.4.         OTHER POTENTIAL ACQUIRERS.........................................................38
         SECTION 4.5.         COMFORT LETTER....................................................................40
         SECTION 4.6.         STOCK EXCHANGE LISTING............................................................41
         SECTION 4.7.         ACCESS TO INFORMATION.............................................................41
         SECTION 4.8.         CERTAIN FILINGS; REASONABLE EFFORTS...............................................42
         SECTION 4.9.         PUBLIC ANNOUNCEMENTS..............................................................43
         SECTION 4.10.        INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE............................43
         SECTION 4.11.        NOTIFICATION OF CERTAIN MATTERS...................................................44
         SECTION 4.12.        AFFILIATES........................................................................44
         SECTION 4.13.        TERMINATION OF 401(K) PLAN........................................................45
         SECTION 4.14.        LUMP SUM DISTRIBUTIONS............................................................45
         SECTION 4.15.        EMPLOYEE BENEFITS.................................................................45
         SECTION 4.16.        LONG TERM INCENTIVE PLAN..........................................................46
         SECTION 4.17.        TAX-FREE REORGANIZATION...........................................................46
         SECTION 4.18.        SECTION 16 MATTERS................................................................46
         SECTION 4.19.        TAKEOVER STATUTES.................................................................46
         SECTION 4.20.        COMPANY RIGHTS AGREEMENT..........................................................46

ARTICLE 5  CONDITIONS TO CONSUMMATION OF THE MERGER.............................................................47
         SECTION 5.1.         CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
                              MERGER............................................................................47
         SECTION 5.2.         CONDITIONS TO THE OBLIGATIONS OF THE COMPANY......................................47
         SECTION 5.3.         CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION...........................48

ARTICLE 6  TERMINATION; AMENDMENT; WAIVER.......................................................................49
         SECTION 6.1.         TERMINATION.......................................................................49
         SECTION 6.2.         EFFECT OF TERMINATION.............................................................50
         SECTION 6.3.         FEES AND EXPENSES.................................................................51
         SECTION 6.4.         AMENDMENT.........................................................................52
         SECTION 6.5.         EXTENSION; WAIVER.................................................................52

ARTICLE 7  MISCELLANEOUS........................................................................................52
         SECTION 7.1.         NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................52
         SECTION 7.2.         ENTIRE AGREEMENT; ASSIGNMENT......................................................52
         SECTION 7.3.         VALIDITY..........................................................................53
         SECTION 7.4.         NOTICES...........................................................................53
         SECTION 7.5.         GOVERNING LAW.....................................................................54

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               Page
                                                                                                               ----

         SECTION 7.6.         DESCRIPTIVE HEADINGS; SECTION REFERENCES..........................................54
         SECTION 7.7.         PARTIES IN INTEREST...............................................................54
         SECTION 7.8.         CERTAIN DEFINITIONS...............................................................54
         SECTION 7.9.         NO PERSONAL LIABILITY.............................................................55
         SECTION 7.10.        SPECIFIC PERFORMANCE..............................................................55
         SECTION 7.11.        COUNTERPARTS......................................................................55
         SECTION 7.12.        RULES OF CONSTRUCTION.............................................................55
         SECTION 7.13.        WAIVER OF JURY TRIAL..............................................................55

                                TABLE OF EXHIBITS



Exhibit A..................Form of Certificate of Merger
Exhibit B..................Form of Company Affiliate Letter
Exhibit C..................Initial Officers of Surviving Company

                             TABLE OF DEFINED TERMS


                                                              Cross-Reference
Term                                                            in Agreement                                   Page
----                                                          ---------------                                  ----

Acquisition...................................................Preamble                                            1
affiliate.....................................................Section 7.8(a)                                     54
Agreement.....................................................Preamble                                            1
Base Trading Price............................................Section 1.8(b)                                      3
business day..................................................Section 7.8(b)                                     54
capital stock.................................................Section 7.8(c)                                     54
Certificate of Merger.........................................Section 1.2                                         1
Certificates..................................................Section 1.10(b)                                     3
Closing Date..................................................Section 1.3                                         2
Closing.......................................................Section 1.3                                         2
Code..........................................................Preamble                                            1
Company.......................................................Preamble                                            1
Company Acquisition...........................................Section 6.3(a)                                     52
Company Affiliates............................................Section 4.12(a)                                    44
Company Board.................................................Section 2.3(a)                                      9
Company Employees.............................................Section 4.15(a)                                    45
Company Financial Adviser.....................................Section 2.22                                       23
Company Insider...............................................Section 4.18                                       46
Company Intellectual Property.................................Section 2.14(b)                                    18
Company Permits...............................................Section 2.10                                       12
Company Plans.................................................Section 1.11(a)                                     5
Company Preferred Stock.......................................Section 2.2(a)                                      8
Company Right.................................................Section 2.2(a)                                      8
Company Rights Agreement......................................Section 2.2(a)                                      8
Company SEC Reports...........................................Section 2.4(a)                                      9
Company Securities............................................Section 2.2(a)                                      8
Company Stock Option(s).......................................Section 1.11(a)                                     5
Company Stockholder Approval..................................Section 2.3(a)                                      9
Company Stockholder Meeting...................................Section 4.3(e)                                     38
Confidentiality Agreement.....................................Section 4.7(d)                                     42
Contract......................................................Section 2.15(a)                                    20
Copyrights....................................................Section 2.14(a)                                    18
Debenture Transaction.........................................Section 3.2(a)                                     25
Debentures....................................................Section 3.2(a)                                     25
DGCL..........................................................Section 1.1                                         1
Disclosure Letter.............................................Article 2                                           7
Effective Time................................................Section 1.2                                         1
Employee Plans................................................Section 2.11(a)                                    13
Environmental Claim...........................................Section 2.12(b)                                    16
Environmental Laws............................................Section 2.12(b)                                    16

                             TABLE OF DEFINED TERMS
                                  (CONTINUED)


ERISA.........................................................Section 2.11(a)                                    12
ERISA Affiliate...............................................Section 2.11(a)                                    12
Exchange Act..................................................Section 2.2(b)                                      9
Exchange Agent................................................Section 1.10(a)                                     3
Exchange Fund.................................................Section 1.10(a)                                     3
Exchange Ratio................................................Section 1.8(b)                                      3
Final Date....................................................Section 6.1(b)                                     49
Financial Statements..........................................Section 2.4(a)                                     10
Governmental Entity...........................................Section 2.6                                        10
GUST..........................................................Section 2.11(i)                                    15
Hazardous Material............................................Section 2.12(b)                                    16
HSR Act.......................................................Section 2.6                                        10
incentive stock options.......................................Section 1.11(a)                                     6
include or including..........................................Section 7.8(e)                                     54
Indemnified Liabilities.......................................Section 4.10(a)                                    43
Indemnified Persons...........................................Section 4.10(a)                                    43
Insured Parties...............................................Section 4.10(c)                                    44
Intellectual Property.........................................Section 2.14(a)                                    18
IRS...........................................................Section 2.11(a)                                    13
ISOs..........................................................Section 1.11(a)                                     6
knowledge or known............................................Section 7.8(d)                                     54
Lien..........................................................Section 7.8(f)                                     55
M&P Plan......................................................Section 2.11(i)                                    15
Marks.........................................................Section 2.14(a)                                    18
Material Adverse Effect on Parent.............................Section 3.1(b)                                     24
Material Adverse Effect on the Company........................Section 2.1(b)                                      7
Material Contract(s)..........................................Section 2.15(a)                                    20
Merger Consideration..........................................Section 1.8(a)                                      3
Merger........................................................Section 1.1                                         1
Multiemployer Plan............................................Section 2.11(f)                                    14
Multiple Employer Plan........................................Section 2.11(f)                                    14
Notice of Superior Proposal...................................Section 4.4(d)                                     40
NYSE..........................................................Section 1.8(b)                                      3
Other Interests...............................................Section 2.1(c)                                      8
Parent........................................................Preamble                                            1
Parent Benefit Plans..........................................Section 3.11                                       29
Parent Board..................................................Section 3.3(a)                                     26
Parent Common Stock...........................................Section 1.8(a)                                      2
Parent Disclosure Letter......................................Article 3                                          24
Parent Financial Statements...................................Section 3.4                                        27
Parent Intellectual Property..................................Section 3.14                                       30
Parent Permits................................................Section 3.10                                       29
Parent Right..................................................Section 3.2(a)                                     25
Parent SEC Reports............................................Section 3.4                                        26

                             TABLE OF DEFINED TERMS
                                  (CONTINUED)


Parent Securities.............................................Section 3.2(a)                                     25
Parent Stockholder Approval...................................Section 3.3(a)                                     26
Parent Stockholder Meeting....................................Section 4.3(d)                                     38
Parent Subsidiary.............................................Section 3.1(a)                                     24
Patents.......................................................Section 2.14(a)                                    18
Permitted Liens...............................................Section 2.16(a)                                    22
person........................................................Section 7.8(g)                                     55
Proxy Statement/Prospectus....................................Section 4.3(a)                                     36
S-4...........................................................Section 2.5                                        10
SEC...........................................................Section 2.4(a)                                      9
Securities Act................................................Section 2.2(a)                                      8
Share(s)......................................................Section 1.8(a)                                      2
Standstill Agreement..........................................Section 4.4(b)                                     39
Subsidiary....................................................Section 2.1(a)                                      7
Superior Proposal.............................................Section 4.4(a)                                     38
Surviving Company.............................................Section 1.1                                         1
Tax or Taxes..................................................Section 2.13(a)(i)                                 16
Tax Return....................................................Section 2.13(a)(ii)                                17
Termination Fee...............................................Section 6.3(a)                                     51
Third Party...................................................Section 4.4(a)                                     38
Third Party Acquisition.......................................Section 4.4(a)                                     38
Trade Secrets.................................................Section 2.14(a)                                    18
Warrants......................................................Section 3.2(a)                                     25

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 15, 2002, is by and among RAWLINGS SPORTING GOODS COMPANY, INC., a Delaware corporation (the "COMPANY"), K2 INC., a Delaware corporation ("PARENT"), and LARA ACQUISITION SUB, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition").

         WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger is advisable to and fair and in the best interests of their respective corporations and stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Parent, as the sole stockholder of Acquisition, has approved and adopted the Merger and this Agreement, and Parent will seek approval of the shares of its stock to be issued in the Merger by a majority of the votes cast thereon at a meeting of its stockholders called for that purpose pursuant to Rule 312.03 of the New York Stock Exchange;

         WHEREAS, for U.S. Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") and the regulations promulgated thereunder, and that this Agreement constitute a "plan or reorganization" for purposes of Sections 354 and 361 of the Code; and

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING COMPANY") and the separate corporate existence of Acquisition shall cease.

         Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, a Certificate of Merger substantially in the form of Exhibit A (the "CERTIFICATE OF MERGER") shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL or such later time as Parent and the Company may agree upon and as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

         Section 1.3. Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5, at the offices of Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties hereto.

         Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Company.

         Section 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Surviving Company shall be amended as necessary to read the same as the Certificate of Incorporation of Acquisition in effect at the Effective Time until amended in accordance with applicable law; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Company shall be amended and restated in its entirety to read as following: "The name of the corporation is Rawlings Sporting Goods Company, Inc." The bylaws of the Surviving Company shall be amended as necessary to read the same as the bylaws of Acquisition in effect at the Effective Time until amended in accordance with applicable law.

         Section 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Company until such director's successor is duly elected or appointed and qualified. The class of directors of Parent expiring in 2005 shall be expanded by one board member and the vacancy created thereby shall be filled by action of the Parent Board with a nominee named by the Company Board prior to the Merger, and such nominee shall be named in the Proxy Statement/Prospectus.

         Section 1.7. Officers. The initial officers of the Surviving Company at the Effective Time shall be as listed on Exhibit C, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Company until such officer's successor is duly elected or appointed and qualified.

         Section 1.8. Conversion of Shares.

                  (a) At the Effective Time, each share of common stock, $0.01 par value per share, of the Company together with the associated Company Rights under the Company Rights Agreement (each, a "SHARE" and, collectively, the "SHARES") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's Subsidiaries (together with the associated Company Right under the Company Rights Agreement) and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, par value $1.00 per share, of Parent ("PARENT COMMON STOCK") equal to the Exchange Ratio (together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 1.10(f)) (collectively, "MERGER CONSIDERATION"). Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock shall include the associated Parent Rights. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares then, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) The "EXCHANGE RATIO" shall be 0.95; provided, however, that if the average daily closing price per share of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions reporting system for the fifteen (15) consecutive trading days ending on and including the second trading day preceding the Closing Date (the "BASE TRADING PRICE"), (i) is less than $9.47, the Exchange Ratio shall be calculated by dividing $9.00 by the Base Trading Price, rounded to the third (3rd) decimal point; or (ii) is greater than $10.53, the Exchange Ratio shall be calculated by dividing $10.00 by the Base Trading Price, rounded to the third (3rd) decimal point.

                  (c) At the Effective Time, each outstanding share of the common stock, $0.01 par value per share, of Acquisition shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Company.

                  (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist, and no shares of Parent Common Stock shall be delivered with respect thereto.

         Section 1.9. Dissenters and Appraisal Rights. The holders of the Shares will not be entitled to dissenters and appraisal rights in accordance with
Section 262 of the DGCL.

         Section 1.10. Exchange of Certificates.

                  (a) Prior to the Effective Time, as required by subsections
(b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition and reasonably satisfactory to the Company (the "EXCHANGE AGENT") for the benefit of the holders of Shares for exchange in accordance with this Article 1:
(i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.8, and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "EXCHANGE FUND"), in exchange for outstanding Shares.

                  (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") and whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.

                  (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

                  (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to

Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this
Article 1.

                  (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) determined by multiplying the closing price of a share of Parent Common Stock on the NYSE (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) on the date of the Effective Time by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

                  (g) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the one year anniversary the Effective Time shall be delivered to Parent upon demand, and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock and cash in lieu of fractional shares, as the case may be, and any applicable dividends or distributions with respect to Parent Common Stock.

                  (h) Neither Parent nor the Company shall be liable to any holder of Shares for shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to and as required by any applicable abandoned property, escheat or similar law.

                  (i) Notwithstanding anything herein to the contrary, Parent or Exchange Agent may withhold Merger Consideration as they reasonably deem necessary to satisfy their withholding obligations under applicable law, and the withholding of any such Merger Consideration for such purpose shall be treated as the payment thereof to the person from whom such amount was withheld for purposes of determining whether such person received amounts to which such person is entitled hereunder.

         Section 1.11. Stock Options.

                  (a) At the Effective Time, each outstanding option to purchase Shares (each "COMPANY STOCK OPTION" and, collectively, "COMPANY STOCK OPTIONS") issued pursuant to the Company's 1994 Long-Term Incentive Plan, Non-Employee Directors' Stock Plans, or other agreement or arrangement, whether vested or unvested, shall be converted as of the Effective Time into options to purchase shares of Parent Common Stock in accordance with this Section 1.11. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued are referred to collectively as the "COMPANY PLANS." At the Effective Time, each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions (but taking into account any changes thereto, including any acceleration in the vesting or exercisability of such option by reason of this Agreement or the Merger or the transactions or matters contemplated by this Agreement provided for in such option or the applicable plan with respect thereto) as were applicable to such Company Stock Option, a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, rounded down to the nearest whole share, at a price per share equal to (i) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Stock Option divided by (ii) the product of (A) the number of Shares otherwise purchasable pursuant to such Company Stock Option multiplied by (B) the Exchange Ratio, rounded up to the nearest cent; provided, however, that in the case of any option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("INCENTIVE STOCK OPTIONS" or "ISOS") Parent may cause the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option to be determined so as to comply with
Section 424(a) of the Code.

                  (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Plan and that the agreements evidencing the grants of such options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
1.11 after giving effect to the Merger).

                  (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this
Section 1.11. Within ten (10) business days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                  (d) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section 1.11.

         Section 1.12. Plan of Reorganization. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Department of Treasury Regulations promulgated under the Code.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Letter previously delivered by the Company to

Parent (the "DISCLOSURE LETTER") and certified by a duly authorized officer of the Company (which exceptions shall specifically identify the Section, subsection or paragraph, as applicable, to which such exception relates), that:

         Section 2.1. Organization and Qualification; Subsidiaries; Investments.

                  (a) Section 2.1(a) of the Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each person in which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting interests or of which the Company otherwise has the right to direct the management (each, a "SUBSIDIARY") together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned directly or indirectly by the Company. All the outstanding capital stock or other ownership interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction. Each of the Company and the Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has delivered to Parent's counsel accurate and complete copies of the Certificate of Incorporation and bylaws or comparable governing documents, each as in full force and effect on the date hereof, of the Company and each Subsidiary. The Company has no operating Subsidiaries other than those incorporated in a state of the United States, Canada or Costa Rica.

                  (b) Each of the Company and the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing does not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes hereof, the term "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any circumstance involving, change in or effect on the Company or any Subsidiary (i) that is, or is reasonably likely in the future to be, materially adverse to the business operations, earnings, or results of operations, assets or liabilities (including contingent liabilities) or the financial condition of the Company and the Subsidiaries, taken as a whole, excluding from the foregoing any event, change or circumstance arising out of
(A) the compliance by the Company, Subsidiaries, Parent or Acquisition with the terms and conditions of this Agreement, (B) the announcement or disclosure of this Agreement or the subject matter hereof, (C) any stockholder class action litigation arising directly out of allegations of a breach of fiduciary duty relating to this Agreement or (D) to changes in applicable law or regulations or in generally accepted accounting principles, or (ii) that is reasonably likely to prevent or materially delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as specifically set forth in this Agreement, all references to Material Adverse Effect on the Company or its Subsidiaries contained in this Agreement shall be deemed to refer solely to the Company and its Subsidiaries without including its ownership by Parent after the Merger.

                  (c) Other Interests. Section 2.1(c) of the Disclosure Letter sets forth a true and complete list, as of the date hereof, of each equity investment made by the Company or any Subsidiary in any person (including the percentage ownership, purchase price and any management rights granted to the Company or any such Subsidiary) other than the Subsidiaries

("OTHER INTERESTS"). The Other Interests are owned directly or indirectly by the Company free and clear of all Liens.

         Section 2.2. Capitalization of the Company and Subsidiaries.

                  (a) The authorized capital stock of the Company consists of
(i) fifty million (50,000,000) Shares, of which, as of December 13, 2002, eight million, eighty-eight thousand, six hundred fifty-six (8,088,656) were issued and outstanding (each, together with a Company Common Stock purchase right, the "COMPANY RIGHT") issued pursuant to the Rights Agreement dated November 27, 2002, between Company and Mellon Investor Services LLC (the "COMPANY RIGHTS AGREEMENT")); and (ii) ten million (10,000,000) shares of preferred stock, $0.01 par value per share (the "COMPANY PREFERRED STOCK"), none of which are outstanding as of the date hereof. All of the outstanding Shares are, and the Shares issuable upon exercise of the Company Stock Options, when issued in accordance with the Company Plans, would be, validly issued and fully paid, nonassessable and not subject to any preemptive rights. As of December 13, 2002, an aggregate of one million, six hundred forty-four thousand, seven hundred fifty-six (1,644,756) Shares were reserved for issuance and one million, four hundred thirteen thousand, five hundred thirty-four (1,413,534) Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans. Between December 13, 2002 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Stock Options already in existence on such date. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of the Company or any Subsidiary, (iii) no options, warrants or other rights to acquire from the Company or any Subsidiary and no obligations of the Company or any Subsidiary to issue any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Subsidiary and (iv) no equity equivalent interests in the ownership or earnings of the Company or any Subsidiary or other similar rights. All of the outstanding Shares and Company Stock Options (collectively, the "COMPANY SECURITIES") were issued in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws. As of the date hereof, there are no outstanding rights or obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of its outstanding capital stock or other ownership interests. There are no stockholder agreements, voting trusts or other arrangements or understandings to which the Company or any Subsidiary is a party or by which it or the Company Board is bound, and to the Company's knowledge there are no other agreements, voting trusts or other arrangements or understandings, relating to the voting or registration of any shares of capital stock or other voting securities of the Company or any Subsidiary. No Shares are issued and held by the Company in its treasury as of the date hereof. Section
2.2 of the Disclosure Letter sets forth a true and complete list of all holders of outstanding Company Stock Options, the exercise or vesting schedule, the exercise price per share, and the term of each such Company Stock Option, as applicable and in the case of Company Stock Options, whether such option is a nonqualified stock option or incentive stock option. None of the terms of the Company Stock Options provides for accelerated vesting or exercisability as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Company has not granted Company Stock Options to employees or consultants under any Company Plan at an exercise price of less than the fair market value per Share at the time of grant as determined in good faith by the Company Board.

                  (b) The Shares and the Company Rights constitute the only classes of equity securities of the Company or any Subsidiary registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         Section 2.3. Authority Relative to this Agreement; Recommendation.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the affirmative vote of the holders of a majority of the outstanding Shares of the Company's Common Stock in favor of the approval and adoption of this Agreement and approval of the Merger in accordance with the DGCL (the "COMPANY STOCKHOLDER APPROVAL"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "COMPANY BOARD"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes, assuming the due authorization, execution and delivery hereof by Parent and Acquisition, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (b) The Company Board, at a meeting duly called and held, has
(i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of Company's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger) and (iii) resolved (subject to Section 4.4(d)) to recommend that Company's stockholders vote for the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger).

         Section 2.4. SEC Reports; Financial Statements.

                  (a) The Company has filed all required forms, reports and documents (the "COMPANY SEC REPORTS") with the Securities and Exchange Commission (the "SEC") for the period on or after January 1, 1999, and each of such Company SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. Each of the consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Company SEC Reports (the "FINANCIAL STATEMENTS") have been prepared in all material respects in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated, except where noted therein, and fairly present in all material respects the consolidated financial condition of the Company and the Subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby, in each case in conformity with United States generally accepted accounting principles (subject, in each case, to normal year-end adjustments and except that unaudited financial statements do not contain all required footnotes).

                  (b) The Company has delivered to Acquisition or Parent a complete and correct copy of any amendments or modifications that have not yet been filed with the SEC but that the Company presently intends to file, to agreements, documents or other instruments that previously had been filed by the Company with the SEC.

         Section 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement/Prospectus will, at the date mailed to stockholders of the Company and at the time of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

         Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or "blue sky" laws, the Nasdaq National Market and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to and no permit, authorization, consent or approval of any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each, a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any Subsidiary; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Material Contract to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets are bound; (iii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract (other than any Material Contract) to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets are bound; or (iv) violate any order, writ, injunction, decree to which the Company or a Subsidiary is subject, or any law, statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets except, in the case of the foregoing clauses (iii) and (iv), for violations, breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

         Section 2.7. No Default. Neither the Company nor any Subsidiary is in material breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a material breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents); (ii) each Material Contract; (iii) any other Contract or obligation to which the Company or any Subsidiary is now a party or by which it or any of its properties or assets may be bound; or (iv) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any Subsidiary or any of its properties or assets.

         Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as disclosed in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries (including the notes thereto), other than liabilities and obligations incurred since August 31, 2002, in the ordinary course of business consistent with past practices. Except as disclosed in Company SEC Reports filed prior to the date hereof, or for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, or as permitted by Section 4.1, since August 31, 2002, (i) the Company and its Subsidiaries have conducted their business only in the ordinary course; (ii) through the date hereof, there has not been any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the Company's capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; (iii) there has not been any action by the Company or any of its Subsidiaries during the period from August 31, 2002 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.1; and (iv) except as required by United States generally accepted accounting principles, there has not been any change by the Company in accounting principles, practices or methods. Since August 31, 2002, there has not been a Material Adverse Effect on the Company.

         Section 2.9. Litigation. There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties or assets before any Governmental Entity that, if decided adversely to the Company or any such Subsidiary, would, individually, or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding One Million Dollars ($1,000,000). Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would individually, or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding One Million Dollars ($1,000,000).

         Section 2.10. Compliance with Applicable Law. Each of the Company and the Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (collectively, the "COMPANY PERMITS"), except as disclosed in Company SEC Reports filed prior to the date hereof, or except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and that have not resulted in any injunction or other equitable remedy being imposed on the Company or any Subsidiary that would result in a Material Adverse Effect on the Company. Each of the Company and the Subsidiaries is in compliance with the terms of the Company Permits held by it, except as disclosed in Company SEC Reports filed prior to the date hereof, or except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect on the Company and that have not resulted in any injunction or other equitable remedy being imposed on the Company or any Subsidiary that would result in a Material Adverse Effect on the Company. The businesses of the Company and the Subsidiaries are being conducted in compliance with all applicable laws, ordinances and regulations of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except as disclosed in Company SEC Reports filed prior to the date hereof, or except for violations or possible violations of any United States or foreign laws, ordinances or regulations that do not and will not result, individually or in the aggregate, in a Material Adverse Effect on the Company and that have not resulted in any injunction or other equitable remedy being imposed on the Company or any Subsidiary that would result in a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, except as disclosed in Company SEC Reports filed prior to the date hereof.

         Section 2.11. Employee Benefit Plans; Labor Matters.

                  (a) Section 2.11(a) of the Disclosure Letter lists as of the date hereof all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans, programs or arrangements and any current employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee or former employee of the Company or any trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA AFFILIATE"), to the extent that the Company or any ERISA Affiliate currently has or may incur liability for payments or benefits thereunder, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "EMPLOYEE PLANS"). The Company has made available to Parent a copy of (i) the two (2) most recent annual reports on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (including where applicable, without limitation, the plan document, summary plan description or other summary, most recent actuarial report, and trust or other funding arrangement). No Employee Plan is subject to Title IV of ERISA or
Section 412 of the Code. Neither the Company nor any ERISA Affiliate has incurred any material liability (contingent or otherwise) with respect to any such Employee Plan (other than with respect to contributions required thereunder); each Employee Plan has been maintained in all material respects in accordance with its terms and with ERISA and the Code; and there has been no material violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Employee Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS. For each Employee Plan which has received such a determination, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No "party in interest" (as defined on Section 3(14) of ERISA) of any Employee Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class or individual exemption issued thereunder), respectively. With respect to any Employee Plan, (i) neither the Company, nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), nor, to the knowledge of the Company, is there a basis for any such claim, and (ii) no officer, director or employee of the Company has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA. Other than routine claims for benefits, there is no claim or proceeding (including any audit or investigation) pending or, to the knowledge of the Company, threatened, involving any Employee Plan by any person, or by the IRS, the United States Department of Labor or any other Governmental Entity against such Employee Plan or the Company or any ERISA Affiliate.

                  (b) Section 2.11(b) of the Disclosure Letter sets forth a list as of the date hereof of all (i) employment agreements with officers of the Company or any ERISA Affiliate and (ii) agreements with consultants who are individuals obligating the Company or any ERISA Affiliate to make annual cash payments in an amount of Two Hundred Thousand Dollars ($200,000) or more and
(iii) severance agreements, programs and policies of the Company with or relating to its employees, except such programs and policies required to be maintained by law. The Company has made available to Parent copies of all such agreements, plans, programs and other arrangements.

                  (c) Except as otherwise provided in Section 4.13, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any other agreement or arrangement to which the Company or any ERISA Affiliate is a party, and no employee, officer or director of the Company or any ERISA Affiliate will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

                  (d) No Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than as required by Section 4980B of the Code or similar state laws. The Company and its ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801, 9802, 9811 and 9812 of the Code.

                  (e) There are no controversies relating to any Employee Plan or other labor matters pending or, to the knowledge of the Company, threatened between the Company or any ERISA Affiliate and any of its employees, other than controversies that would not, individually or in the aggregate, result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by the Company or any Subsidiary exceeding One Million Dollars ($1,000,000). Neither the Company nor any ERISA Affiliate is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any ERISA Affiliate nor does the Company nor any ERISA Affiliate know of any activities or proceedings of any labor union to organize any such employees. No strikes, work stoppage, grievance, claim of unfair labor practice, or labor dispute against the Company or any ERISA Affiliate has occurred, is pending or, to the knowledge of the Company or any ERISA Affiliate, threatened, and to the knowledge of the Company and its ERISA Affiliates there is no basis for any of the foregoing. To the knowledge of the Company and its ERISA Affiliates, there is no organizational activity being made or threatened by or on behalf of any labor union with respect to any employees of the Company or any ERISA Affiliate.

                  (f) Neither the Company nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute or incurred a liability (contingent or otherwise) with respect to any Multiemployer Plan or to a Multiple Employer Plan. For these purposes, "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA, and "MULTIPLE EMPLOYER PLAN" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code. Neither the Company nor any of its ERISA Affiliates has, or reasonably could be expected to have, any liability under Title IV of ERISA with respect to any other type of Employee Plan. The Company has provided to Parent a written estimate of withdrawal liability, if any, that would occur upon withdrawal from any Multiemployer Plan.

                  (g) To the extent permitted by applicable law and the applicable Employee Plan, each Employee Plan (other than any stock option plan) can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination (other than charges incurred as a result of such termination). The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed or paid as expenses or accrued such payments in accordance with normal procedures under the terms of each Employee Plan and applicable law, and the Company and its ERISA Affiliates shall continue to do so through the Closing.

                  (h) To the knowledge of the Company and its ERISA Affiliates, no key employee, or group of employees, of the Company or any ERISA Affiliate has expressed to the Company any plan to terminate employment with the Company or any ERISA Affiliate. The Company and its ERISA Affiliates have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining.

                  (i) With respect to each master and prototype tax-qualified retirement plan ("M&P PLAN") sponsored or maintained by the Company and/or any ERISA Affiliate, the Company and any such ERISA Affiliate has, on or before the end of the 2001 plan year or such later date as permitted pursuant to applicable IRS pronouncements, either adopted or certified in writing its intent to adopt the required GUST amendments to each such M&P Plan, and to the knowledge of the Company, an application for a GUST opinion letter for each such M&P Plan was filed with the IRS by the M&P Plan sponsor on or before December 31, 2000. The Company and each ERISA Affiliate has adopted or shall also adopt the GUST-approved M&P Plan by the deadline specified in IRS Announcement 2001-104 or subsequent IRS guidance. For purposes hereof, "GUST" means the statutes referenced in IRS Announcement 2001-104. With respect to any individually designed tax-qualified retirement plans sponsored or maintained by the Company or any ERISA Affiliate, the Company and each such ERISA Affiliate has adopted the required GUST amendments and submitted the plan to the IRS on or before February 28, 2002 or such later date as permitted by applicable IRS pronouncements for a favorable determination letter as to its tax qualified status.

                  (j) The Company and its ERISA Affiliates have complied in all material respects with the laws of any foreign jurisdiction with respect to any employee benefit plan or arrangements maintained in such jurisdiction in which the employees of the Company or any ERISA Affiliate participate.

                  (k) The Company has no commitment, intention or understanding to create, terminate or adopt any Employee Plan that would result in any additional liability to the Company. Since the beginning of the current fiscal year of any Employee Plan, no event has occurred and no condition or circumstance has existed that reasonably would be expected to result in an increase in the benefits under or the expense of maintaining such Employee Plan from the level of benefits or expense incurred for the most recently completed fiscal year of such Employee Plan.

         Section 2.12. Environmental Laws and Regulations.

                  (a) Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no action, claim, suit, proceeding or review or, to the knowledge of the Company, investigation is pending or, to the knowledge of the Company or any Subsidiary, threatened by any Person against, the Company or any Subsidiary with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company and any Subsidiary are in compliance with all Environmental Laws, which compliance includes the possession by the Company and any Subsidiary of all material permits required under applicable Environmental Laws and compliance with the terms and conditions thereof, and the Company and any Subsidiary reasonably believe that each of them will, without the incurrence of any material expense, timely attain and maintain compliance with all Environmental Laws applicable to any of their current operations or properties or to any of their planned operations; (iii) to the knowledge of the Company, there has been no disposal, release or threatened release of any Hazardous Substance by the Company or any Subsidiary on, under, in, from or about any property currently or formerly owned or operated by the Company or any Subsidiary, or otherwise related to the operations of the Company or any Subsidiary, that has resulted or could reasonably be expected to result in any Environmental Claim against the Company or any Subsidiary; (iv) neither the Company nor any Subsidiary has entered into or agreed to or is subject to any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or other similar forum relating to its compliance with or liability under any Environmental Law or (v) neither the Company nor any Subsidiary has assumed or retained by contract or otherwise any liabilities of any kind, fixed or contingent, known or unknown, under any applicable Environmental Law (including, but not limited to, any liability from the disposition of any of its real property).

                  (b) For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term "HAZARDOUS SUBSTANCE" means all substances, materials or wastes that are listed, classified or regulated pursuant to any Environmental Law or which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law including, but not limited to, (i) petroleum, asbestos or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. section 300.5; and the term "ENVIRONMENTAL CLAIM" means any claim, violation, or liability, by any Person relating to liability or potential liability (including liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Substance at any location and any exposure of Persons to such Hazardous Substance at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

         Section 2.13. Taxes.

                  (a) Definitions. For purposes of this Agreement:

                           (i) "TAX" (including "TAXES") means (A) all federal,
state, local, foreign and other taxes (including but not limited to withholding taxes) and other governmental assessments, fees, duties or charges of any kind or nature whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee or successor liability, joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise by operation of law and (C) any liability for the payment of amounts described in clause (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other person; and

                           (ii) "TAX RETURN" means any return, declaration,
report, statement, information statement and other document required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

                  (b) Tax Matters. Within the times and in the manner prescribed by law, the Company and its Subsidiaries (and their predecessors) have properly prepared and filed all Tax Returns required by law and have timely paid all Taxes due and payable (whether or not shown on any Tax Return), except for such improper preparation of Tax Returns or failure to file Tax Returns or to make payment of Taxes that, in the aggregate, are not material. All such Tax Returns are true, correct and complete in all material respects and accurately reflect in all material respects the information pertaining to the tax attributes of the Company and its Subsidiaries, including tax basis in assets and net operating loss, capital loss and tax credit carryforwards. As of the Company's year ended August 30, 2002, the consolidated net operating loss carryforward of the Company and its Subsidiaries, for federal income tax purposes, was no less than $24,000,000, and none of the carryforwards are subject to limitation under Sections 269, 382 or 1502 of the Code or the regulations thereunder. The Company and its Subsidiaries (and their predecessors) have complied in all material respects with all applicable laws relating to Taxes. Neither the Company nor of any of its Subsidiaries (or any predecessor thereof) (i) has filed a consent or agreement pursuant to Section 341(f) of the Code, (ii) is a party to or bound by any closing agreement, offer in compromise, gain recognition agreement or any other agreement with any Tax authority or any Tax indemnity or Tax sharing agreement with any person, (iii) has present or contingent liabilities for Taxes, other than Taxes incurred in the ordinary course of business thereof and reflected on the most recent balance sheet included in the Financial Statements or incurred in the ordinary course of business since the date of the most recent Financial Statements in amounts consistent with prior years, (iv) is a party to an agreement that could give rise to an "excess parachute payment" within the meaning of Section 280G of the Code or to remuneration the deduction for which could be disallowed under Section 162(m) of the Code, (v) has issued options or stock purchase rights (or similar rights) that purported to be governed by Sections 421 or 423 of the Code that were not so governed when issued or (vii) has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. There are no (i) proposed, threatened or actual assessments, audits, examinations or disputes as to Taxes relating to the Company or any Subsidiary (or their predecessors) which remain unsatisfied,
(ii) adjustments under Section 481 of the Code or any similar adjustments with respect to the Company or any Subsidiary (or their predecessors) or (iii) waivers or extensions of the statute of limitations with respect to Taxes for which the Company or any Subsidiary could be held liable following the date hereof. The Company does not know of any basis for the assertion by a taxing authority of a material Tax deficiency against the Company or any Subsidiary (or their predecessors). Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a "distributing corporation" or a "controlled corporation" in connection with a distribution governed or intended to be governed by Section 355 of the Code. There is currently no limitation on the utilization of tax attributes of the Company or any Subsidiary under Sections 269, 382, 383, 384 or 1502 of the Code (and comparable provisions of state, local or foreign law). Neither the Company nor any Subsidiary

(nor any predecessor thereof) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes, other than an affiliated group the common parent of which is the Company. Section 2.13(b) of the Disclosure Letter sets forth, on an entity-by-entity basis, all foreign jurisdictions in which the Company or each Subsidiary is subject to Tax. Neither the Company nor any Subsidiary is, has been, or has owned (whether directly or indirectly) an interest in, a passive foreign investment company within the meaning of Section 1297 of the Code. No Subsidiary that is not a United States person (i) has engaged (or been treated as engaged) in the conduct of a trade or business within the United States and
(ii) has had an investment in "United States property" within the meaning of
Section 956(c) of the Code. Neither the Company nor any Subsidiary is, or at any time has been, subject to (i) the dual consolidated loss provisions of the
Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code.

         Section 2.14. Intellectual Property.

                  (a) Certain Definitions. As used herein, the term "INTELLECTUAL PROPERTY" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing and registrations therefor (collectively, "MARKS"); (ii) patents and patent applications, including continuation, divisional, continuation-in-part, reexamination and reissue patent applications and any patents issuing therefrom, and rights in respect of utility models or industrial designs (collectively, "PATENTS"); (iii) copyrights and registrations and applications therefor (collectively, "COPYRIGHTS"); (iv) non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps, data bases and other proprietary or confidential information, including customer lists, but excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, "TRADE SECRETS") and (v) moral rights, publicity rights and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, or Trade Secrets.

                  (b) Company Intellectual Property. Section 2.14 of the Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of all (i) pending applications and issued registrations for Marks, (ii) Patents, and (iii) pending applications and issued registrations for Copyrights, owned (in whole or in part) by the Company or any Subsidiary and used in or related to the business as currently conducted and as reasonably anticipated to be conducted in the future by the Company or any Subsidiary (collectively "COMPANY INTELLECTUAL PROPERTY").

                  (c) Actions to Protect Intellectual Property. Each of the Company and the Subsidiaries has taken commercially reasonable steps to protect its rights in the Company Intellectual Property and maintain the confidentiality of the Company Trade Secrets. Neither the Company nor any Subsidiary has disclosed, nor is the Company or any Subsidiary under any contractual or other obligation to disclose, to another person any of its Trade Secrets, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the knowledge of the Company, no person has materially breached any such agreement or undertaking.

                  (d) Adverse Ownership Claims. The Company owns exclusively all right, title and interest in and to all of the Company Intellectual Property and Company Trade Secrets free and clear of any and all liens, encumbrances or other adverse ownership claims (other than licenses granted by the Company or a Subsidiary to another person in the ordinary course of business listed under
Section 2.14(g) below), and neither the Company nor any Subsidiary has received any notice or claim challenging the Company's or any Subsidiary's ownership of the Company Intellectual Property or Company Trade Secrets or suggesting that any other person has any claim of legal or beneficial ownership with respect thereto, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company or any Subsidiary does not so own or license any of such Company Intellectual Property or Company Trade Secrets.

                  (e) Validity and Enforceability. To the Company's knowledge, the Company Intellectual Property is valid, enforceable and subsisting. Neither the Company nor any Subsidiary has received any notice or claim challenging the validity or enforceability of any of the Company Intellectual Property or indicating an intention on the part of any person to bring a claim that any of the Company Intellectual Property is invalid or unenforceable, and, with respect to the Patents contained within the Company Intellectual Property, the Company has disclosed relevant prior art in the prosecution of its Patents in accordance with its obligations pursuant to 37 C.F.R. section 1.56.

                  (f) Status and Maintenance of Company Intellectual Property. All material Company Intellectual Property has been registered or obtained in accordance with all applicable legal requirements (including, in the case of the Company's Marks, the timely post-registration filing of affidavits of use and incontestability and renewal applications). The Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to all of the material Company Intellectual Property.

                  (g) License Agreements. Section 2.14(g)(1) of the Disclosure Letter sets forth a complete and accurate list all agreements currently in effect granting to the Company or any Subsidiary any right under or with respect to any Intellectual Property other than standard desktop software applications used generally in the Company or any Subsidiary's operations. Section 2.14(i)(2)of the Disclosure Letter sets forth a complete and accurate list of all license agreements currently in effect under which the Company or any Subsidiary licenses or grants any other rights under any Intellectual Property to another person, excluding non-exclusive internal use licenses granted by the Company or any Subsidiary to end user customers that have purchased or licensed products.

                  (h) Sufficiency of the Company Intellectual Property. The Company Intellectual Property and Company Trade Secrets constitute all the material Intellectual Property rights necessary for the conduct of the Company's and Subsidiaries' businesses as they are currently conducted and reasonably anticipated to be conducted in the future.

                  (i) No Infringement by the Company or Third Parties; No Violations. To the Company's knowledge, none of the products, processes, services, or other technology or materials, or any Intellectual Property currently used, or otherwise commercially exploited by or for the Company or any Subsidiary, nor any other current activities or operations of the Company or any Subsidiary, infringes upon, misappropriates, violates, dilutes or constitutes the unauthorized use of, any Intellectual Property of any third party, and neither the Company nor any Subsidiary has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring, nor, to the knowledge of the Company, is there any reasonable basis therefor. No Company Intellectual Property is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by the Company of such Subsidiary or, in the case of any Company Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or such Subsidiary to any person. To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating in any material respect any Company Intellectual Property.

                  (j) Restrictions on Employees. To the Company's knowledge, no employee or independent contractor of the Company or any Subsidiary is obligated under any agreement or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would or may materially interfere with such employee or contractor carrying out his or her duties for the Company or that would materially conflict with the Company's business as presently conducted and proposed to be conducted.

         Section 2.15. Material Contracts.

                  (a) Section 2.15(a) of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all written or oral contracts, agreements, notes, bonds, indentures, mortgages, guarantees, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each, a "CONTRACT"), to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective assets and properties, is otherwise bound, as follows (each of the following, a "MATERIAL CONTRACT" and, collectively, the "MATERIAL CONTRACTS"):
(i) each Contract of the Company or any Subsidiary pursuant to which the Company or any Subsidiary received (or was entitled to receive) or paid (or was obligated to pay) more than One Million, Five Hundred Thousand Dollars ($1,500,000) in the twelve (12) month period ended September 30, 2002 (provided such Contract remains in effect as of the date hereof) and each customer Contract in effect on the date of this Agreement under which the Company or any Subsidiary received in the twelve (12) month period ended September 30, 2002 or is entitled to receive thereafter more than One Million, Five Hundred Thousand Dollars ($1,500,000); (ii) each Contract that requires payment by or to the Company after September 30, 2002 of more than One Million, Five Hundred Thousand Dollars ($1,500,000) per annum; (iii) each Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Company's or a Subsidiary's business or the sale of the Company's or any Subsidiary's products or any geographic restrictions, in any case that would prohibit or restrict the Surviving Company or any of its affiliates from conducting the business of the Company or any Subsidiary as presently conducted;
(iv) any Contract that will be subject to default, termination, repricing or renegotiation, in each case where the amounts involved under such Contract or repricing exceeds

One Million, Five Hundred Thousand Dollars ($1,500,000), because of the transactions contemplated hereby; (v) each Contract relating to the Company's or any Subsidiary's sales with distributors; (vi) each Contract of the Company or any Subsidiary relating to, and evidences of, indebtedness for borrowed money, any mortgage, security agreement, or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset); (vii) each partnership, joint venture, joint marketing or other similar Contract or arrangement to which the Company or any Subsidiary is a party or by which it is otherwise bound; (viii) each Contract granting to the Company or any Subsidiary any material right under or with respect to any Company Intellectual Property;
(ix) each Contract under which the Company or any Subsidiary grants any material right under or with respect to any Company Intellectual Property to another person; (x) each Contract that requires the Company or any Subsidiary to grant "most favored customer" pricing to any other person; and (xi) each Contract that is otherwise material to the Company and the Subsidiaries, taken as a whole, including, but not limited to, the Company's Contract with Major League Baseball Properties Inc., the Company's Contract with 19 Minor Leagues of Baseball and the Company's Contract with NCAA Baseball.

                  (b) (i) Each Material Contract is (A) a legal, valid and binding obligation of the Company or a Subsidiary and, to the Company's knowledge, each other person who is a party thereto and (B) enforceable against the Company or such Subsidiary and, to the Company's knowledge, each such other person in accordance with its terms, and (ii) neither the Company or any Subsidiary nor, to the Company's knowledge, any other party thereto is in material default under any Material Contract. Neither the Company nor any Subsidiary knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default or event of default or other material breach on the part of the Company or any of its Subsidiaries under any such Material Contract.

                  (c) Other than the Material Contracts, neither the Company nor any Subsidiary has entered into, is a party to or is otherwise bound by, as of the date hereof:

                           (i) any fidelity or surety bond or completion bond,
except as required pursuant to Section 412 of ERISA;

                           (ii) any Contract pursuant to which the Company or
any Subsidiary has agreed to provide liquidated damages in excess of One Million Dollars ($1,000,000) for failure to meet performance or quality milestones;

                           (iii) any Contract pursuant to which the Company or
any Subsidiary has agreed to provide indemnification or guaranty to a third party (other than the Outbound License Agreements and this Agreement);

                           (iv) any Contract relating to the disposition or
acquisition of assets, property or any interest in any business enterprise outside the ordinary course of the Company's or any Subsidiary's business; or

                           (v) any distribution, joint marketing or development
Contract.

         Section 2.16. Title to Properties; Absence of Liens and Encumbrances.

                  (a) The Company and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Financial Statements, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens except for: (i) Liens reflected on the Financial Statements, (ii) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property as it is presently used, (iii) Liens for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and for which appropriate reserves in accordance with United States generally accepted accounting principles have been created and (iv) mechanic's, materialmen's and similar Liens arising in the ordinary course of business or by operation of law (collectively, "PERMITTED LIENS").

                  (b) Section 2.16(b) of the Disclosure Letter sets forth a true, complete and correct list of all real property owned or leased by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of all leases for real property to which it is a party. Neither the Company nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement under which the Company or any Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the owned or leased real property.

                  (c) The facilities, property and equipment owned, leased or otherwise used by the Company or any of its Subsidiaries are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear) and suitable for the purposes for which they are presently used.

                  (d) All tangible assets which are leased by the Company or any of its Subsidiaries have been maintained with the manufacturers' standards and specifications required by each such lease such that at each such termination of the lease such assets can be returned to their owner without any further material obligation on the part of the Company or any of its Subsidiaries with respect thereto.

         Section 2.17. Off Balance Sheet Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date hereof for transactions, arrangements and other relationships otherwise specifically identified in the Financial Statements, Section 2.17 of the Disclosure Letter sets forth a true, complete and correct list, as of the date hereof, of all transactions, arrangements and other relationships between and/or among the Company, any of its affiliates, and any special purpose or limited purpose entity beneficially owned by or formed at the direction of the Company or any of its affiliates.

         Section 2.18. Promotions and Selling Arrangements. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since August 31, 2002 the Company has not recorded any material amount of revenues in connection with sales made pursuant to new or unusual promotional programs, special selling arrangements or concessions, rights of return or otherwise, or pursuant to new or amended accounting practices or interpretations.

         Section 2.19. Tax Treatment. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         Section 2.20. Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.20 of the Disclosure Letter, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act.

         Section 2.21. Suppliers and Customers. The documents and information supplied by the Company to Parent or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant suppliers, distributors and customers are accurate in all material respects. During the last twelve (12) months, the Company has not received any notice of termination or written threat of termination from any of the ten (10) largest suppliers or the ten (10) largest customers of the Company and its Subsidiaries, taken as a whole, or any information that any such customer, distributor or supplier intends to materially decrease the amount of business that it does with the Company or any Subsidiary.

         Section 2.22. Opinion of Financial Adviser. George K. Baum & Company (the "COMPANY FINANCIAL Adviser") has given the Company Board its opinion dated the date of this Agreement to the effect that as of such date the Merger Consideration is fair, from a financial point of view, to the holders of Shares.

         Section 2.23. Brokers. No broker, finder or investment banker (other than the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 2.24. Interested Party Transactions. Except for transactions, arrangements and other relationships specifically identified in the Company SEC Reports filed prior to the date hereof, Section 2.24 of the Disclosure Letter sets forth a true, complete and correct list, as of the date hereof, of any transaction, arrangement or relationship involving an amount of $60,000 or more that any director, officer or other affiliate of the Company has or has had in the last three years, directly or indirectly relating to, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services, (iii) a beneficial interest in any Contract included in
Section 2.14 or 2.15 of the Disclosure Letter or (iv) any contractual or other arrangement with the Company or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 2.24.

         Section 2.25. Takeover Statutes. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203), and any other similar applicable law, will not apply to Parent during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

         Parent and Acquisition hereby represent and warrant to the Company, subject to the exceptions set forth in the Parent Disclosure Letter previously delivered by Parent to the Company (the "PARENT DISCLOSURE LETTER") and certified by a duly authorized officer of Parent (which exceptions shall specifically identify the Section, subsection or paragraph, as applicable, to which such exception relates), that:

         Section 3.1. Organization.

                  (a) Section 3.1(a) of the Parent Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each person in which Parent owns, directly or indirectly, fifty percent (50%) or more of the voting interests or of which Parent otherwise has the right to direct the management (each, a "PARENT SUBSIDIARY") together with the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned directly or indirectly by Parent. All the outstanding capital stock or other ownership interests of each Parent Subsidiary is owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction. Parent and the Parent Subsidiaries are duly organized, validly existing and in good standing under the laws of their states of incorporation, and each has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company's counsel accurate and complete copies of the Certificate of Incorporation and bylaws, as currently in full force and effect, of Acquisition.

                  (b) Each of Parent, and the Parent Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing does not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes hereof, the term "MATERIAL ADVERSE EFFECT ON PARENT" means any circumstance involving, change in or effect on Parent or any of its subsidiaries (i) that is, or is reasonably likely in the future to be, materially adverse to the business operations, earnings, results of operations, assets or liabilities (including contingent liabilities) or the financial condition of Parent and its subsidiaries, taken as a whole, but excluding from the foregoing any event, change or circumstance arising out of
(A) the compliance by the Company, Subsidiaries, Parent or Acquisition with the terms and conditions of this Agreement, (B) the announcement or disclosure of this Agreement or the subject matter hereof, (C) any stockholder class action litigation arising directly out of allegations of a breach of fiduciary duty relating to this Agreement or (D) to changes in applicable law or regulations or in generally accepted accounting principles; or (ii) that is reasonably likely to prevent or materially delay or impair the ability of Parent to consummate the transactions contemplated by this Agreement. Except as specifically set forth in this Agreement, all references to Material Adverse Effect on Parent or Parent Subsidiaries contained in this Agreement shall be deemed to refer solely to Parent and Parent Subsidiaries without including its ownership of the Company and its Subsidiaries after the Merger.

         Section 3.2. Capitalization of Parent and its Subsidiaries.

                  (a) The authorized capital stock of Parent consists of (i) forty million (40,000,000) shares of Parent Common Stock, $1.00 par value per share, of which, as of September 30, 2002, approximately eighteen million, six hundred seventy-nine thousand, one hundred forty-six (18,679,146) shares were issued and outstanding (each together with a Parent Common Stock purchase right (the "PARENT RIGHT") issued pursuant to the Rights Agreement dated as of July 1, 1999 between Parent and Harris Trust Company of California), and (ii) twelve million, five hundred thousand (12,500,000) shares of preferred stock, $1.00 par value per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and not subject to any preemptive rights, and all shares of Parent Common Stock issued pursuant to this Agreement will be, when issued, duly authorized and validly issued, fully paid, nonassessable and not subject to any preemptive rights. As of September 30, 2002 an aggregate of approximately four million, five hundred sixty-five thousand, six hundred forty-one (4,565,641) shares of Parent Common Stock were reserved for issuance and an aggregate of approximately one million, one hundred seventy seventy-eight thousand, five hundred eleven (1,298,511) shares of Parent Common Stock were issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants and under purchase plans. On December 10, 2002, Parent entered into that certain Securities Purchase Agreement with certain purchasers party thereto (the "DEBENTURE TRANSACTION"), pursuant to which Parent has the right and obligation under certain circumstances, to issue Twenty-five Million Dollars ($25,000,000) of the Company's Convertible Subordinated Debentures due 2010 (the "DEBENTURES"), together with warrants to purchase shares of Parent Common Stock (the "WARRANTS"). Approximately two million, ninety-seven thousand, three hundred sixteen (2,097,316) shares of Parent Common Stock were reserved for issuance upon conversion of the Debentures and 524,364 shares of Parent Common Stock were reserved for issuance upon exercise of the Warrants. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or Parent Subsidiaries convertible into, or exchangeable for, shares of capital stock, or voting securities of Parent, (iii) no options, warrants or other rights to acquire from Parent or any Parent Subsidiaries and no obligations of Parent or any Parent Subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent and (iv) no equity equivalent interests in the ownership or earnings of Parent or any Parent Subsidiaries or other similar rights. All of the outstanding shares of Parent Common Stock and options and warrants to purchase shares of Parent Common Stock (collectively, "PARENT SECURITIES") were issued in compliance with the Securities Act and applicable state securities laws. As of the date hereof, other than in connection with Parent's authorized stock repurchase program, there are no outstanding obligations of Parent or any Parent Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other arrangements or understandings to which

Parent is a party or by which it or the Parent Board is bound, and to Parent's knowledge there are no other agreements, voting trusts or other arrangements or understandings, relating to the voting of any shares of capital stock or other voting securities of Parent. No shares of Parent are issued and held by Parent in its treasury as of the date hereof.

                  (b) The Parent Common Stock and Parent Rights constitute the only classes of securities of Parent or any of its subsidiaries registered or required to be registered under the Exchange Act.

         Section 3.3. Authority Relative to this Agreement.

                  (a) Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject in the case of the issuance of shares of Parent Common Stock pursuant to the Merger to obtaining the approval of such issuance of shares by an affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock in accordance with Rule 312.03 of the Listed Company Manual of the NYSE (the "PARENT STOCKHOLDER APPROVAL"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent (the "PARENT BOARD"), the Board of Directors of Acquisition and by Parent as the sole stockholder of Acquisition. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (b) The Parent's Board, at a meeting duly called and held, has
(i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of Parent's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger) and (iii) resolved (except to the extent legally required for the discharge by Parent's Board of its fiduciary duties as advised by Parent Board's counsel in writing) to recommend that Parent's stockholders vote for the approval of the issuance of shares of Parent Common Stock in the Merger.

         Section 3.4. SEC Reports; Financial Statements. Parent has filed all required forms, reports and documents with the SEC since January 1, 1999 ("PARENT SEC REPORTS"), and each of such Parent SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such forms reports and documents were filed. None of the Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. Each of the consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Parent SEC Reports (the "PARENT FINANCIAL STATEMENTS") have been prepared in all material respects in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated, except where noted therein, and fairly present in all material respects the consolidated financial condition of Parent and the Parent Subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby, in each case in conformity with United States generally accepted accounting principles (subject to, in each case, normal year-end adjustments and except that unaudited financial statements do not contain all footnotes required for audited financial statements).

         Section 3.5. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in (i) the S-4 will at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Proxy Statement/Prospectus will at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Company and Parent to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents or which is incorporated by reference therein.

         Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or "blue sky" laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate or Certificate of Incorporation or bylaws of Parent or Acquisition; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, Acquisition or any Parent Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, Acquisition or any Parent Subsidiary or any of their respective properties or assets except, in the case of the foregoing clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         Section 3.7. No Default. Neither Parent nor any Parent Subsidiary is in breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any Parent Subsidiary or any of its respective properties or assets, except, in the case of the foregoing clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as disclosed in the Parent SEC Reports filed prior to the date hereof and except for the Debenture Transaction, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), other than liabilities and obligations incurred since September 30, 2002, in the ordinary course of business consistent with past practices. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, except for the Debenture Transaction and except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, or as permitted by Section 4.2, since September 30, 2002, (i) Parent and Parent Subsidiaries have conducted their business only in the ordinary course; (ii) through the date hereof, there has not been any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of Parent's capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; (iii) there has not been any action by Parent or any Parent Subsidiaries during the period from September 30, 2002 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of
Section 4.2; and (iv) except as required by United States generally accepted accounting principles, there has not been any change by Parent in accounting principles, practices or methods. Since September 30, 2002, there has not been a Material Adverse Effect on Parent.

         Section 3.9. Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened, against Parent or any Parent Subsidiaries or any of their respective properties or assets before any Governmental Entity that, if decided adversely to Parent or any such subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would, individually or in the aggregate, result in a Material Adverse Effect on Parent.

         Section 3.10. Compliance with Applicable Law. Each of Parent and the Parent Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, the "PARENT PERMITS"), except as disclosed in the Parent SEC Reports filed prior to the date hereof, or except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, result in a Material Adverse Effect on Parent and that have not resulted in any injunction or other equitable remedy being imposed on Parent or any Parent Subsidiary that would result in a Material Adverse Effect on Parent. Each of Parent and the Parent Subsidiaries is in compliance with the terms of the Parent Permits held by it, except as disclosed in the Parent SEC Reports filed prior to the date hereof, or except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect on Parent and that have not resulted in any injunction or other equitable remedy being imposed on Parent or any Parent Subsidiary that would result in a Material Adverse Effect on Parent. The business of Parent and the Parent Subsidiaries are being conducted in compliance with all applicable laws, ordinances and regulations of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except as disclosed in the Parent SEC Reports filed prior to the date hereof, or except for violations or possible violations of any United States or foreign laws, ordinances or regulations that do not and will not result, individually or in the aggregate, in a Material Adverse Effect on Parent and that have not resulted in any injunction or other equitable remedy being imposed on Parent or any Parent Subsidiary that would result in a Material Adverse Effect on Parent. No investigation or review by any Governmental Entity with respect to Parent or any Parent Subsidiary is pending nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, except as disclosed in the Parent SEC Reports filed prior to the date hereof.

         Section 3.11. Employee Benefit Plans; Labor Matters. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to by Parent or any of the Parent Subsidiaries, or with respect to which Parent or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "PARENT BENEFIT PLANS"), no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances, in connection with which Parent or any of the Parent Subsidiaries could be subject to any liability under the terms of the Parent Benefit Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on Parent. There is no pending or threatened labor dispute, strike or work stoppage against Parent or any of its subsidiaries which may reasonably be expected to have a Material Adverse Effect on Parent.

         Section 3.12. Environmental Laws and Regulations. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no action, claim, suit, proceeding or review or, to the knowledge of Parent, investigation is pending or, to the knowledge of Parent or any Parent Subsidiary, threatened by any Person against, Parent or any Parent Subsidiary with respect to any matters relating to or arising out of any Environmental Law;
(ii) Parent and any Parent Subsidiary are in compliance with all Environmental Laws, which compliance includes the possession by Parent and any Parent Subsidiary of all material permits required under applicable Environmental Laws and compliance with the terms and conditions thereof, and Parent and any Parent Subsidiary reasonably believe that each of them will, without the incurrence of any material expense, timely attain and maintain compliance with all Environmental Laws applicable to any of their current operations or properties or to any of their planned operations; (iii) to the knowledge of Parent, there has been no disposal, release or threatened release of any Hazardous Substance by Parent or any Parent Subsidiary on, under, in, from or about any property currently or formerly owned or operated by Parent or any Parent Subsidiary, or otherwise related to the operations of Parent or any Parent Subsidiary, that has resulted or could reasonably be expected to result in any Environmental Claim against Parent or any Parent Subsidiary; (iv) neither Parent nor any Parent Subsidiary has entered into or agreed to or is subject to any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or other similar forum relating to its compliance with or liability under any Environmental Law or (v) neither Parent nor any Parent Subsidiary has assumed or retained by contract or otherwise any liabilities of any kind, fixed or contingent, known or unknown, under any applicable Environmental Law (including, but not limited to, any liability from the disposition of any of its real property).

         Section 3.13. Tax Matters. Parent and the Parent Subsidiaries have accurately prepared and duly filed with the appropriate federal, state, local and foreign taxing authorities all Tax Returns, information returns and reports required to be filed with respect to Parent and the Parent Subsidiaries and have paid in full or made adequate provision for the payment of all Taxes, except for such improper preparation of Tax Returns or failure to file Tax Returns or to make payment of Taxes that, in the aggregate are not material.

         Section 3.14. Intellectual Property. Parent and the Parent Subsidiaries owns, or possesses adequate Marks, Patents, Copyrights and Trade Secrets that are material to its business as currently conducted (the "PARENT INTELLECTUAL PROPERTY"). The conduct of business of Parent and the Parent Subsidiaries as now conducted does not, to Parent's knowledge, infringe any valid Marks, Patents, Copyrights or Trade Secrets of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Parent Intellectual Property. To Parent's knowledge, the Parent Intellectual Property is valid, enforceable and subsisting.

         Section 3.15. Title to Property. Parent and each of the Parent Subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Parent; and, to Parent's knowledge, all leases pursuant to which Parent or any Parent Subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Parent or such Parent Subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on Parent.

         Section 3.16. Brokers. No broker finder or investment banker (other than The Mercanti Group, LLC, the financial adviser to Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

         Section 3.17. No Prior Activities of Acquisition. Acquisition was formed for the purposes of the consummation of this Agreement and the transactions contemplated hereby, and has engaged in no other business activities of any type or kind whatsoever.

         Section 3.18. Off Balance Sheet Liabilities. Except as disclosed in Parent SEC Reports filed prior to the date hereof or for transactions, arrangements and other relationships otherwise specifically identified in the Financial Statements, Section 3.18 of the Disclosure Letter sets forth a true, complete and correct list, as of the date hereof, of all transactions, arrangements and other relationships between and/or among Parent, any of its affiliates, and any special purpose or limited purpose entity beneficially owned by or formed at the direction of Parent or any of its affiliates.

         Section 3.19. Promotions and Selling Arrangements. Except as disclosed in Parent SEC Reports filed prior to the date hereof or except as set forth on
Section 3.19 of the Disclosure Letter, since September 30, 2002 Parent has not recorded any material amount of revenues in connection with sales made pursuant to new or unusual promotional programs, special selling arrangements or concessions, rights of return or otherwise, or pursuant to new or amended accounting practices or interpretations.

         Section 3.20. Tax Treatment. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take action that would prevent the Merger from qualifying as a reorganization under the provisions of
Section 368(a) of the Code.

                                    ARTICLE 4

                                    COVENANTS

         Section 4.1. Conduct of Business of the Company. Except (i) as contemplated or permitted by this Agreement, (ii) as disclosed in Section 4.1 of the Disclosure Letter, (iii) as required by law, or by a Governmental Entity of competent jurisdiction, or (iv) to the extent that Parent shall otherwise consent in writing, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company will and will cause each Subsidiary to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers and suppliers with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except (i) as otherwise permitted or contemplated by this Agreement, (ii) as disclosed in
Section 4.1 of the Disclosure Letter, (iii) as required by law, or by a Governmental Entity of competent jurisdiction, or (iv) to the extent that Parent shall otherwise consent in writing, during the period from the date hereof to the earlier of the Effective Time, and the termination of this Agreement in accordance with its terms, neither the Company nor any Subsidiary will:

                  (a) amend its Certificate or Articles of Incorporation or bylaws (or other similar governing document);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to Company Stock Options granted under the Company Plans;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any Subsidiary (other than the repurchase of restricted stock and cancellation of Company Stock Options following termination of employment with or provision of services to the Company or any Subsidiary);

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

                  (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any Subsidiary;

                  (f) (i) incur, assume or forgive any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practices or trade payables arising in the ordinary course of business consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of Subsidiaries incurred in the ordinary course of business consistent with past practices; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to Subsidiaries or customary loans or advances to employees in each case in the ordinary course of business consistent with past practices); (iv) pledge or otherwise encumber shares of capital stock of the Company or any Subsidiary or any of the Other Interests or (v) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (g) except as may be required by law, (i) enter into, adopt, amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, other than offer letters, letter agreements and options to purchase Shares entered into with new hires in the ordinary course of business consistent with past practice and performance bonuses granted to employees on a basis consistent with the past practices of the

Company, (ii) enter into, adopt, amend or terminate any pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee, other than in the ordinary course of the Company's business consistent with past practice or (iii) increase in any manner the compensation or fringe benefits of any director, officer or employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except for normal increases in cash compensation in the ordinary course of business consistent with past practice;

                  (h) (i) acquire, sell, lease, license or dispose of any assets or properties in any single transaction or series of related transactions having a fair market value in excess of One Million Dollars ($1,000,000) in the aggregate, other than sales or licenses of its products in the ordinary course of business consistent with past practices; (ii) enter into any exclusive license, distribution, marketing, sales or other agreement; (iii) enter into a "development services" or other similar agreement pursuant to which the Company may purchase or otherwise acquire the services of another person, other than in the ordinary course of business consistent with past practices; (iv) acquire, sell, lease, license, transfer, encumber, enforce, or otherwise dispose of any Company Intellectual Property, other than licenses or sales of its products or services in the ordinary course of business consistent with past practices or
(v) knowingly, willfully, wantonly, or negligently infringe upon, misappropriate or otherwise violate the rights of any third party intellectual property;

                  (i) unless required by a change in applicable law or in United States generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

                  (j) revalue any of its assets or properties, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

                  (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, limited liability company, partnership or other person or any division thereof or any equity interest therein; (ii) enter into any Contract other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries, taken as a whole; (iii) amend, modify or waive any right under any of its material Contracts; (iv) modify its standard warranty terms for its products or services or amend or modify any product or service warranties in effect as of the date hereof in any material manner that is adverse to the Company or any Subsidiary;
(v) enter into any Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Company's or any Subsidiary's business or the sale of the Company's or any Subsidiary's products or any geographic restrictions, in any case that would prohibit or restrict the Surviving Company or any of its affiliates from conducting the business of the Company or any Subsidiary as presently conducted or (vi) authorize any new capital expenditure other than as set forth in Section 4.1(k) of the Parent Disclosure Letter up to an aggregate amount equal to One Million Dollars ($1,000,000);

                  (l) make or rescind any express or deemed election relating to Taxes or settle or compromise any Tax liability or enter into any closing or other agreement with any Tax authority; or file or cause to be filed any amended Tax Return, file or cause to be filed claim for refund of Taxes previously paid, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

                  (m) fail to file any Tax Returns when due, fail to cause such Tax Returns when filed to be true, correct and complete, prepare or fail to file any Tax Return of the Company in a manner inconsistent with past practices in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by applicable law; or fail to pay any Taxes when due;

                  (n) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would require the payment by the Company or any Subsidiary of damages in excess of Five Hundred Thousand Dollars ($500,000) or involves any equitable relief;

                  (o) knowingly take any action that would result in a failure to maintain trading of the Shares on the Nasdaq National Market;

                  (p) take any action that results in the acceleration of vesting of any Company Stock Option, except as may be required pursuant to any agreement in effect as of the date hereof;

                  (q) allow any Insurance Policy to be amended or terminated without replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company; or

                  (r) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(q).

Notwithstanding the foregoing and any other provision of this Agreement, neither Parent nor Acquisition shall have the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         Section 4.2. Conduct of Business of Parent. Except (i) as contemplated or permitted by this Agreement, (ii) as disclosed in Section 4.2 of the Parent Disclosure Letter, (iii) as required by law or by a Governmental Entity of competent jurisdiction, or (iv) to the extent that the Company shall otherwise consent in writing, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, Parent shall and shall cause each of the Parent Subsidiaries to conduct their operations in the ordinary course of business consistent with past practices and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current key officers and key employees and preserve its relationships with customers and suppliers with the intention that its goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. Without limiting the generality of the foregoing, except (i) as otherwise permitted or contemplated by this Agreement,
(ii) as disclosed in Section 4.2 of the Parent Disclosure Letter, (iii) as required by law or by a Governmental Entity of competent jurisdiction, or (iv) to the extent that the Company shall otherwise consent in writing, during the period from the date hereof to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, neither Parent nor any Parent Subsidiary will:

                  (a) amend its Certificate or Articles of Incorporation (other than to increase the number of authorized shares of Parent Common Stock) or Bylaws (or other similar governing document);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights) except for issuances of Parent Common Stock or securities convertible into shares of Parent Common Stock totaling, in the aggregate, not more than five percent (5%) of the total number of shares of Parent Common Stock outstanding on the date hereof, and except for the issuance and sale of Shares in connection with the Debenture Transaction or pursuant to Parent Derivatives and Parent Purchase Plans;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any Parent Subsidiary (other than the repurchase of restricted stock and cancellation of Parent Derivatives following termination of employment with or provision of services to Parent or any Parent Subsidiary);

                  (d) adopt a plan of complete or partial liquidation or dissolution;

                  (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for (A) indebtedness incurred in connection with the Debenture Transaction, (B) borrowings under existing lines of credit in the ordinary course of business consistent with past practices, (C) borrowings, including refinancings of existing indebtedness of Parent and the Parent Subsidiaries, in the amounts described in Section 4.2(e) of the Parent Disclosure Letter on terms not materially less favorable to Parent than the terms described in Section 4.2(e) of the Parent Disclosure Letter, or (D) trade payables arising in the ordinary course of business consistent with past practices; or (ii) mortgage or pledge any of its material properties or assets, tangible or intangible, or create or suffer to exist any material Lien thereupon except to secure indebtedness permitted under clause (i) of this Section 4.2(f);

                  (f) sell, lease, license or dispose of any assets or properties, including, without limitation Parent Intellectual Property, in any single transaction or series of related transactions having a fair market value in excess of Twenty-five Million Dollars ($25,000,000) in the aggregate, other than (i) sales or licenses of its products in the ordinary course of business consistent with past practices and (ii) sales of assets or properties described in Section 4.2(f) of the Parent Disclosure Letter;

                  (g) unless required by a change in applicable law or in United States generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

                  (h) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, limited liability company, partnership or other person or any division thereof or any equity interest therein, other than (i) the acquisitions described in Section 4.2(h) of the Parent Disclosure Letter and
(ii) any acquisition or series of related acquisitions having a fair market value not in excess of Twenty-five Million Dollars ($25,000,000) in the aggregate;

                  (i) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the NYSE; or

                  (j) take or agree in writing or otherwise to take any of the actions described in Sections 4.2(a) through 4.2(i) or any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.

         Notwithstanding the foregoing and any other provision of this Agreement, the Company shall not have the right to control or direct Parent's operations. Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         Section 4.3. Preparation of S-4 and the Proxy Statement/Prospectus.

                  (a) As promptly as reasonably practicable following the date hereof, the Company and Parent shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the Company stockholders at the Company Stockholder Meeting and the matters to be submitted to the Parent stockholders at the Parent Stockholder Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "PROXY STATEMENT/PROSPECTUS"), which Proxy Statement/Prospectus, subject to Section 4.4(d), shall include (i) the recommendation of the Company Board that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the approval of the Merger, (ii) the written opinion of the Company Financial Advisor that the Merger Consideration is fair, from a financial point of view, to the holders of Shares and (iii) the recommendation of the Parent Board that the stockholders of Parent vote in favor of the issuance of shares of Parent Common Stock in the Merger. Parent shall prepare and file with the SEC the S-4. The Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the S-4 as Parent's prospectus. Each of the Company and Parent shall use their respective best efforts to have the Proxy Statement/Prospectus cleared by the SEC, and promptly thereafter mail the Proxy Statement/Prospectus to the stockholders of the Company and Parent. Each of Company and Parent shall use their respective best efforts to have the S-4 declared effective by the SEC and to keep the S-4 effective as long as is necessary to consummate the Merger and any other transactions contemplated thereby. The Company and Parent shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments, and advise the other party of any oral comments or communications regarding the Proxy Statement/Prospectus or S-4 received from the SEC. The Company and Parent shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus or the S-4 prior to filing the same with the SEC, and such parties will promptly provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement/Prospectus or the S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, however that with respect to documents filed by a party which are incorporated by reference in the S-4 or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to this Agreement, the transactions contemplated hereby or the other party or its business, financial condition or results of operations. Parent shall also (i) take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options and (ii) use all commercially reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto, provided that the Company shall cooperate with Parent in obtaining such permits and approvals as reasonably requested. The Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

                  (b) Company will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the stockholders of Company, and Parent will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the stockholders of Parent, in each case as promptly as practicable after the S-4 is declared effective under the Securities Act. Each of Parent and Company shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the S-4.

                  (c) If at any time prior to the Effective Time, any information relating to Company or Parent, or any of their respective affiliates, officers or directors, should become known by Company or Parent, or Company, Parent or their respective subsidiaries shall take any action, which should be disclosed in an amendment or supplement to either the S-4 or the Proxy Statement/Prospectus, as the case may be, so that such documents would not include any misstatement of a material fact or omit any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which obtains knowledge of such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, Company and Parent shall cooperate to cause an appropriate amendment or supplement disclosing such information promptly to be filed with the SEC and disseminated to the shareholders of Company and the stockholders of Parent.

                  (d) Parent shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of Parent and the Company (the "PARENT STOCKHOLDER MEETING") for the purpose of obtaining the Parent Stockholder Approval required to consummate the transactions contemplated by this Agreement and shall take all lawful action to solicit the approval of the issuance of Parent Common Stock pursuant to the Merger and the adoption of this Agreement.

                  (e) The Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of the Company and Parent (the "COMPANY STOCKHOLDER MEETING") for the purpose of obtaining the Company Stockholder Approval required to consummate the transactions contemplated by this Agreement (including the Merger) and shall take all lawful action to solicit the adoption of this Agreement.

         Section 4.4. Other Potential Acquirers.

                  (a) For purposes of this Agreement, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition by any person (as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent or any of its affiliates (a "THIRD PARTY") of any portion of the assets of the Company and the Subsidiaries, taken as a whole, representing twenty percent (20%) of more of the aggregate fair market value of the Company's business immediately prior to such acquisition, other than the sale or license of products in the ordinary course of business consistent with past practices;
(ii) the acquisition by a Third Party of twenty percent (20%) or more of the outstanding Shares; (iii) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend (whether in cash or other property); (iv) the repurchase by the Company or any Subsidiary of more than ten percent (10%) of the outstanding Shares or (v) the acquisition by the Company or any Subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any person or business whose annual revenues or assets is equal to or greater than twenty percent (20%) of the annual revenues or assets of the Company and the Subsidiaries, taken as a whole, for and at the twelve (12) month period ended September 30, 2002. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide proposal to acquire, directly or indirectly in one or a series of related transactions contemplated by a proposed single agreement, for consideration consisting of cash and/or securities, eighty percent (80%) or more of the Shares then outstanding or eighty percent (80%) or more of the fair market value of the assets of the Company or any material Subsidiary, and otherwise on terms that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of the Company Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

                  (b) The Company agrees that it and its affiliates and their respective officers, directors and employees shall, and that it shall direct its investment bankers, attorneys, accountants and other representatives and agents to, cease any existing activities, discussions or negotiations with any other persons with respect to any possible Third Party Acquisition. Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, investment bankers, attorneys, accountants or other representatives and agents to, directly or indirectly, (i) encourage, solicit, initiate or knowingly facilitate the submission of any proposal for a Third Party Acquisition; (ii) participate in or initiate any discussions or negotiations regarding, or provide any non-public information with respect to, the Company or any Subsidiary or their respective businesses, assets or properties (other than Parent and Acquisition or any designees of Parent and Acquisition) in connection with, or take any other action to knowingly facilitate any Third Party Acquisition or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition or (iii) enter into any agreement with respect to any Third Party Acquisition. Notwithstanding the foregoing, nothing in this Section 4.4 or any other provision of this Agreement shall prohibit the Company Board from furnishing information (including non-public information with respect to the Company or any Subsidiary or their respective businesses, assets or properties) to, or renewing or entering into discussions or negotiations with, any Third Party that makes an unsolicited, bona fide written proposal for a Third Party Acquisition, if and to the extent that (A) the Company is required to do so by the terms of that certain Standstill Agreement dated November 21, 1997 between the Company and Bull Run Corporation, as amended to date (the "STANDSTILL AGREEMENT") or (B) (i) the Company Board, by a majority vote determines in its good faith judgment, after consultation with independent legal counsel, that failure to do so would be reasonably likely to constitute or result in a breach by the Company Board of its fiduciary duty to the Company's stockholders under applicable law, (ii) the Company Board, by a majority vote, reasonably determines in good faith that such proposal for a Third Party Acquisition constitutes or is reasonably likely to result in a Superior Proposal which, if accepted, is reasonably capable of being consummated (after the receipt by the Third Party making such approval of information requested by such Third Party and the revision of such proposal to reflect such information), taking into account all legal, financial, regulatory and other aspects of the proposal and the Third Party making the proposal and
(iii) prior to taking such action, (x) the Company promptly provides prior written notice to Parent to the effect that it is proposing to take such action and (y) receives from such person an executed confidentiality agreement in reasonably customary form.

                  (c) The Company shall promptly (but in no case later than twenty-four (24) hours after receipt) notify Parent if the Company, any Subsidiary or any of their respective officers or other employees, directors, investment bankers, attorneys, accountants or other representatives or agents receives any proposal or inquiry concerning a Third Party Acquisition or request for nonpublic information by any person who is making, or who has indicated that it is considering making, a proposal for a Third Party Acquisition, including all material terms and conditions thereof and the identity of the person submitting such proposal. The Company shall provide Parent with a copy of any written proposal for a Third Party Acquisition or amendments or supplements thereto, and shall thereafter promptly provide to Parent such information as is reasonably necessary to keep Parent informed of the status of any inquiries, discussions or negotiations with such person proposing the Third Party Acquisition, and any material changes to the terms and conditions of such proposal for a Third Party Acquisition, and shall promptly provide to Parent a copy of any information delivered to such person which has not previously been made available to Parent.

                  (d) Except as set forth in this Section 4.4(d), the Company Board shall not withdraw or adversely modify its recommendation of this Agreement and the transactions contemplated hereby, or propose to withdraw or modify, in a manner adverse to Parent, such recommendation, or approve or recommend any Third Party Acquisition. Notwithstanding the foregoing, if (x) the Company receives an unsolicited bona fide written proposal for a Third Party Acquisition that the Company Board, by a majority vote, reasonably determines in good faith constitutes a Superior Proposal which, if accepted, is likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the Third Party making the proposal and (y) the Company Board by a majority vote determines in its good faith judgment, after consultation with independent legal counsel, that failure to do so would be reasonably likely to constitute or result in a breach by the Company Board of its fiduciary duties to the Company's stockholders under applicable law, the Company Board may withdraw or adversely modify its recommendation of this Agreement and the transactions contemplated hereby, recommend a Superior Proposal or enter into an agreement with respect to a Superior Proposal, but in each case only (i) after providing written notice to Parent advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal (a "NOTICE OF SUPERIOR PROPOSAL") and (ii) if Parent does not, within three (3) business days after Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (after receiving the advice of the Company Financial Advisor or another financial advisor of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into an agreement with respect to a Superior Proposal unless and until this Agreement is terminated pursuant to Section 6.1 and the Company has paid the fees required by Section 6.3.

                  (e) Notwithstanding anything to the contrary herein, any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 under the Exchange Act will not constitute a violation of this Agreement, provided that, other than as required by applicable law, such disclosure states that no action will be taken by the Company Board in violation of Section 4.4(d).

                  (f) Except as provided in Section 4.4(d) and Article 6, nothing in this Section 4.4 shall permit the Company to terminate this Agreement or affect any other obligations of the Company under this Agreement.

         Section 4.5. Comfort Letter.

                  (a) The Company shall use all commercially reasonable efforts to cause KPMG LLP to deliver a letter dated not more than five (5) days prior to the date on which the S-4 shall become effective and addressed to itself and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement/Prospectus.

                  (b) Parent shall use all commercially reasonable efforts to cause Ernst & Young LLP to deliver a letter dated not more than five (5) days prior to the date on which the S-4 shall become effective and addressed to itself and the Company and their respective Boards of Directors in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement/Prospectus.

         Section 4.6. Stock Exchange Listing. Parent shall use all commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

         Section 4.7. Access to Information.

                  (a) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company will provide Parent and its authorized representatives with reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and the Subsidiaries as Parent may reasonably require, and will cause its officers and those of the Subsidiaries to furnish Parent and its authorized representatives with such financial and operating data and other information with respect to the business and properties of the Company and the Subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent will provide the Company and its authorized representatives with reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of Parent and Parent Subsidiaries as the Company may reasonably require, and will cause its officers and those of the Parent Subsidiaries to furnish the Company and its authorized representatives with such financial and operating data and other information with respect to the business and properties of Parent and Parent Subsidiaries as the Company may from time to time reasonably request, taking into account the nature of the transactions contemplated by this Agreement.

                  (b) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall furnish to Parent (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with December 2002), an unaudited balance sheet as of the end of such month and the related statement of earnings, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year), an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in the foregoing clauses (i), (ii) and
(iii) to be prepared in accordance with United States generally accepted accounting principles in conformity with the practices consistently applied by the

Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

                  (c) Between the date hereof and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Parent shall furnish to the Company (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with December 2002), an unaudited balance sheet as of the end of such month and the related statement of earnings, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year), an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in the foregoing clauses (i), (ii) and
(iii) to be prepared in accordance with United States generally accepted accounting principles in conformity with the practices consistently applied by Parent with respect to such financial statements. All the foregoing shall be in accordance with the books and records of Parent and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by Parent in conformity with its past practices) as of the last day of the period then ended.

                  (d) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of the Confidentiality Agreement, dated August 14, 2002, between the Company and Parent and the Confidentiality Agreement, dated December 3, 2002, between the Company and Parent (collectively, the "CONFIDENTIALITY AGREEMENT").

         Section 4.8. Certain Filings; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to do the following: (i) cooperate in the preparation and filing of the Proxy Statement/Prospectus and the S-4 and any amendments thereto, any filings that may be required under the HSR Act and similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. The Company agrees to use all commercially reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

         Section 4.9. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except (i) as may be required by applicable law, or by the rules and regulations of, or pursuant to any listing agreement with, the NYSE or the Nasdaq National Market, as determined by Parent, Acquisition or the Company, as the case may be, or (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 4.4(d)), after which event no such consultation shall be required. Notwithstanding the preceding sentence, the first public announcement of this Agreement and the Merger shall be a joint press release agreed upon by Parent and the Company.

         Section 4.10. Indemnification and Directors' and Officers' Insurance.

                  (a) After the Effective Time, Parent shall cause the Surviving Company to indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary (the "INDEMNIFIED PERSONS") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("INDEMNIFIED LIABILITIES"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Company, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section
4.10 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 4.10 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.10 and may specifically enforce its terms. This Section 4.10 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect. Parent shall cause the Certificate of Incorporation and Bylaws of the Surviving Entity to maintain in effect, for a period of six (6) years after the Effective Time, the current provisions contained in the Certificate of Incorporation and Bylaws of Acquisition regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses.

                  (b) From and after the Effective Time, Parent will cause the Surviving Company to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof and any indemnification provisions under the Company's Certificate of Incorporation or bylaws as in effect on the date hereof.

                  (c) For a period of six (6) years after the Effective Time, Parent will maintain or cause the Surviving Company to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "INSURED PARTIES") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will Parent or the Surviving Company be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 200% of such annual premium); provided, further, that, in lieu of maintaining such existing insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of the Parent Subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

                  (d) The provisions of this Section 4.10 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Surviving Company to merge or consolidate with any other person unless the Surviving Company will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 4.10.

         Section 4.11. Notification of Certain Matters. The Company shall provide prompt notice to Parent and Acquisition, and Parent and Acquisition shall provide prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate such that the conditions set forth in Sections 5.2(a) and 5.3(a), as applicable, would not be satisfied and (ii) any failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the conditions set forth in Sections 5.2(b) and 5.3(b), as applicable, would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 4.12. Affiliates.

                  (a) The Company shall use all commercially reasonable efforts to obtain as soon as practicable from all stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act ("COMPANY AFFILIATES"), after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit B.

                  (b) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale by Company Affiliates of shares of Parent Common Stock.

         Section 4.13. Termination of 401(k) Plan. The Company and each ERISA Affiliate that is a plan sponsor of a 401(k) plan agrees to adopt resolutions to terminate its 401(k) plan and fully vest plan participants immediately prior to the Closing, unless Parent, in its sole and absolute discretion, provides the Company with written notice at least seven (7) days before the Closing Date, that any such 401(k) plan shall be continued after the Closing Date. Unless such notice is received, Parent shall receive from the Company evidence that the Board of the relevant company has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing occurring.

         Section 4.14. Lump Sum Distributions. In the event that the Company terminates any plan pursuant to Section 4.13, the Company and each ERISA Affiliate agrees to amend any Company or ERISA Affiliate sponsored profit sharing plan that is intended to be qualified under Code Section 401(a), including any 401(k) plan, to provide that plan distributions shall be made solely in the form of a lump sum and any other forms of distribution shall cease to be available after the ninety (90) day period described in United States Income Tax Treasury Regulation section 1.411(e)(1)(ii)(A). Subject to the preceding sentence, such amendment shall be adopted pursuant to the same resolutions in Section 4.13 and shall be contingent on the occurrence of the Closing.

         Section 4.15. Employee Benefits.

                  (a) Parent agrees that, from and after the Effective Time, except as explicitly provided herein, Parent shall assume and honor all employee benefit plans, agreements and programs of the Company in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms or as otherwise permitted by applicable law. For a period of not less than one year following the Effective Time, Parent shall provide, or shall cause to be provided, to individuals who are employees of the Company and the Subsidiaries immediately before the Effective Time (other than any employees subject to collective bargaining agreements) and who continue to be employed by Parent or a Parent Subsidiary after the Effective Time (the "COMPANY EMPLOYEES"), compensation and employee benefits that are, in the aggregate, not less favorable than those provided to Company Employees immediately before the Effective Time (it being understood that any discretionary equity and equity based awards will remain discretionary), as disclosed by Company to Parent before the date of this Agreement; provided that, in lieu of any benefits under Company benefit plans and programs, Parent may provide Company Employees with compensation and employee benefits under Parent's employee benefit plans and programs that are, in the aggregate, not less favorable than those provided to similarly situated employees of Parent or the Parent Subsidiaries (it being understood that discretionary equity and equity based awards will remain discretionary). The foregoing shall not be construed to prevent the termination of employment of any Company Employee or the amendment or termination of any particular employee benefit plan or program to the extent permitted by its terms as in effect immediately before the Effective Time or as otherwise permitted by applicable law.

                  (b) The provisions of this Section 4.15 are not intended to create rights of third party beneficiaries.

         Section 4.16. Long Term Incentive Plan. Parent agrees that upon termination of the Company's 1994 Long Term Incentive Plan, the employees of the Company who become employees of Parent or any of the Parent Subsidiaries may participate in Parent's 1999 Long-Term Incentive Plan, subject to the terms and conditions of Parent's 1999 Long-Term Incentive Plan, and that service with the Company shall be treated as service with Parent for determining eligibility of the Company's employees under Parent's 1999 Long-Term Incentive Plan.

         Section 4.17. Tax-Free Reorganization. Each of the Company and Parent agrees to refrain from taking any action prior to, on or after the Effective Time that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Parent shall provide to Gibson, Dunn & Crutcher LLP (or such other counsel reasonably acceptable to Parent) and Stinson Morrison Hecker LLP (or such other counsel reasonably acceptable to the Company) a certificate containing representations reasonably requested by counsel in connection with the opinions to be delivered pursuant to Sections 5.2(d) and 5.3(d). The Company shall provide Stinson Morrison Hecker LLP (or such other counsel reasonably acceptable to Parent) and Gibson, Dunn & Crutcher LLP (or such other counsel reasonably acceptable to the Company) a certificate containing representations reasonably requested by counsel in connection with the opinions to be delivered pursuant to Sections 5.2(d) and 5.3(d).

         Section 4.18. Section 16 Matters. Prior to the Effective Time, the Company Board shall adopt a resolution consistent with the interpretative guidance of the SEC so that the assumption of Company Options held by Company Insiders pursuant to this Agreement and the receipt by Company Insiders of Parent Common Stock in exchange for Shares pursuant to the Merger, shall be exempt transactions for purposes of Section 16 of the Exchange Act. For purposes of this Section 4.18, a "COMPANY INSIDER" is any officer or director of the Company who may become a covered person for purposes of Section 16 of the Exchange Act of Parent, if any.

         Section 4.19. Takeover Statutes. If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall use their respective reasonable best efforts to grant or secure any required consents or approvals and take all such actions as are reasonable and legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects (including any resulting delays) of any such statute or regulation on the transactions contemplated hereby.

         Section 4.20. Company Rights Agreement. The Company shall either (a) promptly redeem all preferred share purchase rights under the Company Rights Agreement or (b) amend the Company Rights Agreement to exempt the Merger and the transactions contemplated hereby from the Company Rights Agreement, and take all other action to ensure that the Rights shall not become exercisable and no Distribution Date (as such terms are defined in the Company Rights Agreement) shall occur thereunder prior to the Closing Date.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The obligation of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Company shall have obtained Company Stockholder Approval by the stockholders of Company in connection with the adoption of this Agreement;

                  (b) Parent shall have obtained the Parent Stockholder Approval by the stockholders of Parent in connection with the issuance of Parent Common Stock pursuant to this Agreement;

                  (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto that prohibits, restrains, enjoins or restricts the consummation of the Merger;

                  (d) any waiting period applicable to the Merger under the HSR Act and similar merger notification laws or regulations of foreign Governmental Entities shall have terminated or expired; and

                  (e) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger.

         Section 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of Parent and Acquisition contained in this Agreement that are qualified as to materiality or Material Adverse Effect on Parent shall be true and correct, and any such representations that are not so qualified shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

                  (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

                  (c) there shall have not occurred and be continuing after the date of this Agreement a Material Adverse Effect on Parent;

                  (d) the shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

                  (e) the Company shall have received a written opinion of Stinson Morrison Hecker LLP, counsel to the Company, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Stinson Morrison Hecker LLP fails to deliver such opinion, then Gibson, Dunn & Crutcher LLP, counsel to Parent, may deliver such opinion in satisfaction of this closing condition; provided, further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Acquisition, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions.

         Section 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations and warranties of the Company contained in this Agreement (other than those contained in Section 2.22) that are qualified as to materiality or Material Adverse Effect on Company shall be true and correct, and any such representations that are not so qualified, shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date) and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

                  (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

                  (c) there shall have not occurred and be continuing after the date of this Agreement a Material Adverse Effect on the Company;

                  (d) Parent shall have received a written opinion of Gibson, Dunn & Crutcher LLP, counsel to Parent, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Gibson, Dunn & Crutcher LLP fails to deliver such opinion, then Stinson Morrison Hecker LLP, counsel to the Company, may deliver such opinion in satisfaction of this closing condition; provided, further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Acquisition, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions;

                  (e) Parent and the Company shall have obtained the consents, approvals and waivers set forth in Section 5.3(e) of the Disclosure Letter; and

                  (f) Company shall have entered into an amendment of that certain License Agreement between the Company and Asics Corporation, a corporation existing under the laws of Japan, dated as of January 21, 1998, substantially in the form set forth in Section 5.3(f) of the Disclosure Letter.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

         Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

                  (a) by mutual written consent of Parent, Acquisition and the Company;

                  (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction or other Governmental Entity having jurisdiction over a party hereto shall have issued a final order, decree or ruling, or taken any other final action, permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by July 30, 2003 (the "FINAL DATE"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before such date;

                  (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any such representation or warranty of Parent or Acquisition shall have become untrue, in both cases, such that the condition set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (ii) there shall have been a material breach by Parent or Acquisition of any of its covenants or obligations to be performed under this Agreement, and Parent or Acquisition, as the case may be, has not cured such breach (if capable of being cured) within twenty (20) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (iii) the Company shall have convened a Company Stockholders Meeting and shall have failed to obtain the Company Stockholder

Approval at such meeting (including any adjournments thereof); (iv) Parent shall have convened a Parent Stockholders Meeting and shall have failed to obtain the Parent Stockholder Approval at such meeting (including any adjournments thereof); (v) Parent shall have failed to call the Parent Stockholders Meeting in accordance with Section 4.3(d), (vi) if the Company receives a Superior Proposal and resolves to accept such Superior Proposal, but only if (A) the Company has acted in accordance with, and has otherwise complied with the terms of, Section 4.4(b) hereof, including the notice provisions therein, and (B) the Company has paid all amounts due to Parent pursuant to Section 6.3; or (vii) the Parent Board shall have withdrawn or adversely modified its approval or recommendation of the issuance of the Shares to be issued in the Merger, fails to include such recommendation in the Proxy Statement/Prospectus or fails to reconfirm such recommendation (including publicly, if requested) within three
(3) business days after a reasonable request by the Company such reconfirmation.

                  (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become untrue, in both cases, such that the condition set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Acquisition has breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (ii) there shall have been a material breach by the Company of any of its covenants or obligations to be performed under this Agreement, and the Company has not cured such breach (if capable of being cured) within twenty (20) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of its obligations hereunder in any material respect which breach shall be continuing at such time; (iii) the Company Board shall have submitted or recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger, fails to include its recommendation of this Agreement and the Merger in the Proxy Statement/Prospectus or fails to reconfirm its recommendation of this Agreement and the Merger (including publicly, if requested) within three (3) business days after a reasonable request by Parent for such reconfirmation; (v) the Company Board fails to reject a proposal for a Third Party Acquisition or fails to recommend against a proposal for a Third Party Acquisition in any filing with the SEC made pursuant to Rule 14d-9 or 14e-2 under the Exchange Act within ten
(10) days after such proposal is received by or on behalf of the Company or such transaction has been launched, as the case may be; (vi) the Company shall have convened a Company Stockholders Meeting and shall have failed to obtain the Company Stockholder Approval at such meeting (including any adjournments thereof); (vii) Parent shall have convened a Parent Stockholders Meeting and shall have failed to obtain the Parent Stockholder Approval at such meeting (including any adjournments thereof); (viii) the Company shall have failed to call the Company Stockholders Meeting in accordance with Section 4.3(e); or (ix) prior to the Company Stockholders Meeting if the average daily closing price per share of Parent Common Stock as reported on the NYSE Composite Transactions reporting system for any fifteen (15) consecutive trading days ending at least two calendar days prior to the Company Stockholders Meeting is less than $8.00.

         Section 6.2. Effect of Termination. Upon the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto, or any of its respective affiliates, directors, officers or stockholders, other than the provisions of this Section
6.2 and Sections 4.8(c) and 6.3, and all of Article 7 except for Section 7.10. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

         Section 6.3. Fees and Expenses.

                  (a) If this Agreement is terminated pursuant to:

                           (i) Section 6.1(c)(vi), 6.1(d)(iii), 6.1(d)(iv),
6.1(d)(v) or 6.1(d)(viii); or

                           (ii) Section 6.1(c)(iii) or 6.1(d)(vi) and, at the
time of the Company Stockholders Meeting at which the Company failed to obtain the requisite vote, there shall be outstanding at that time an offer by a Third Party to consummate a Third Party Acquisition, there shall have been under consideration by the Company a Third Party Acquisition or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to a Third Party Acquisition and, within twelve months after such termination, (A) the Company enters into an agreement with respect to a Company Acquisition or
(B) a transaction constituting a Company Acquisition occurs involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition or (y) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x) and (y) after the date hereof and prior to such termination; or

                           (iii) Section 6.1(d)(i) or (ii) as the result of a
willful breach by the Company and, within twelve months thereafter, (A) the Company enters into an agreement with respect to a Company Acquisition, or (B) a Company Acquisition occurs involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition or (y) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x) and (y) after the date hereof and prior to such termination;

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of Two Million, Nine Hundred Thousand Dollars ($2,900,000) as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages (the "TERMINATION FEE"). Except for any claims or causes of action based on fraud, in the event that the Termination Fee is paid as required herein, such Termination Fee payment shall be the sole and exclusive remedy with respect to such termination and all matters arising out of or in connection with or in any way related to such termination or matters and neither the Purchaser nor Acquisition nor their shareholders shall be entitled to any further or other rights, claims or remedies. It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

                  For purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting person of such transaction, (ii) a sale or other disposition by the Company or any material Subsidiary of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the business of the Company and the Subsidiaries, taken as a while, immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares of capital stock representing in excess of twenty-five percent (25%) of the voting power of the then outstanding shares of capital stock of the Company.

                  (b) Except as provided in this Section 6.3, whether or not the Merger is consummated, all expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that fees and expenses incurred in connection with (i) the filing, printing and mailing of the Proxy Statement/Prospectus and the S-4 and the solicitation of stockholder approval of this Agreement and the Merger, and
(ii) any filings required under the HSR Act and similar foreign merger notification laws shall be shared equally by the Company and Parent.

         Section 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under applicable law without such approval. This Agreement (including the Disclosure Letter) may be amended only by an instrument in writing signed on behalf of the parties hereto.

         Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by another party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement in accordance with its terms.

         Section 7.2. Entire Agreement; Assignment. This Agreement (including the Disclosure Letter, the Parent Disclosure Letter and the Exhibits and Schedules hereto) and the Confidentiality Agreement (i) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

         Section 7.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:



        if to Parent or Acquisition:              K2 Inc.
                                                  4900 South Eastern Avenue
                                                  Los Angeles, CA 90040
                                                  Telecopier: (323) 724-0470
                                                  Attention:  Chief Financial Officer

        with a copy to:                           Gibson, Dunn & Crutcher LLP
                                                  333 South Grand Avenue
                                                  Los Angeles, CA  90071
                                                  Telecopier: (213) 229-7520
                                                  Attention:  Andrew E. Bogen
                                                              Bradford P. Weirick

        if to the Company to:                     Rawlings Sporting Goods Company, Inc.
                                                  1859 Intertech Drive
                                                  Fenton, MO  63026
                                                  Telecopier: (636) 305-3598
                                                  Attention:  Chairman and Chief Executive
                                                              Officer

        with a copy to:                           Stinson Morrison Hecker LLP
                                                  2600 Grand Blvd.
                                                  Kansas City, MO 64108
                                                  Telecopier: (816) 474-4208
                                                  Attention:  John A. Granda



or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

         Section 7.6. Descriptive Headings; Section References. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references herein to Articles, Sections, subsections, paragraphs and clauses are references to Articles, Sections, subsections, paragraphs and clauses of this Agreement unless specified otherwise.

         Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in Sections 4.10 and 7.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 7.8. Certain Definitions. For the purposes of this Agreement the term:

                  (a) "AFFILIATE" means (except as otherwise provided in Sections 2.20 and 4.12) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

                  (b) "BUSINESS DAY" means any day other than a day on which (i) banks in New York or California are required or authorized by law to be closed or (ii) the NYSE is closed;

                  (c) "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

                  (d) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of the Company or Parent, as the case may be. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company (in the case of knowledge of the Company) or Parent (in the case of knowledge of Parent) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities.

                  (e) "INCLUDE" or "INCLUDING" means "INCLUDE, WITHOUT LIMITATION" or "INCLUDING, WITHOUT LIMITATION," as the case may be, and the language following "INCLUDE" or "INCLUDING" shall not be deemed to set forth an exhaustive list;

                  (f) "LIEN" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "LIEN" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and, with respect to the Company, disclosed in Section 2.13(b) of the Disclosure Letter, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws; and

                  (g) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity, including any Governmental Entity.

         Section 7.9. No Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

         Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 6.3(a) it shall not be entitled to specific performance to compel the consummation of the Merger.

         Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 7.12. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement, and, therefore, waive the application of any applicable law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         Section 7.13. Waiver of Jury Trial. EACH OF PARENT, ACQUISITION AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                    K2 INC., A DELAWARE CORPORATION



                                    By:  /s/ Richard J. Heckmann
                                         ---------------------------------------
                                    Name:  Richard J. Heckmann
                                    Title: Chairman and Chief Executive Officer



                                    RAWLINGS SPORTING GOODS COMPANY, INC., A
                                    DELAWARE CORPORATION



                                    By:  /s/ Stephen M. O'Hara
                                         ---------------------------------------
                                    Name:  Stephen M. O'Hara
                                    Title: Chairman and Chief Executive Officer



                                    LARA ACQUISITION SUB, A DELAWARE CORPORATION



                                    By:  /s/ Richard J. Heckmann
                                         ---------------------------------------
                                    Name:  Richard J. Heckmann
                                    Title: President

                                    EXHIBIT A

                          FORM OF CERTIFICATE OF MERGER

                                       OF

                              LARA ACQUISITION SUB
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                      RAWLINGS SPORTING GOODS COMPANY, INC.
                            (A DELAWARE CORPORATION)
                        UNDER SECTION 251 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


         The undersigned corporation, Rawlings Sporting Goods Company, Inc., hereby certifies that:

         FIRST: The names and state of incorporation of the constituent corporations are: Lara Acquisition Sub, a Delaware corporation (the "Disappearing Corporation"), and Rawlings Sporting Goods Company, Inc., a Delaware corporation (the "Surviving Corporation").

         SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation is Rawlings Sporting Goods, Inc.

         FOURTH: Upon the effectiveness of the merger, the Certificate of Incorporation of the Surviving Corporation shall be as attached hereto as Exhibit A.

         FIFTH: The executed agreement of merger is on file at the principal place of business of the Surviving Corporation at 1859 Intertech Drive, Fenton, Missouri 63026.

         SIXTH: A copy of the agreement of merger will be furnished by the Surviving Corporation on request and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

         IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of Rawlings Sporting Goods Company, Inc. as its authorized officer and hereby affirms, under penalty of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

         DATED: Decemer _____, 2002


                                          RAWLINGS SPORTING GOODS COMPANY, INC.,
                                          A DELAWARE CORPORATION

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF
                      RAWLINGS SPORTING GOODS COMPANY, INC.

                                    EXHIBIT B


                               AFFILIATE AGREEMENT


                              ____________ __, 200_




K2 Inc.
4900 S. Eastern Avenue
Suite 200
Los Angeles, California 90040
Attention:  Secretary


Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Rawlings Sporting Goods Company, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 15, 2002 (the "Merger Agreement"), among K2 Inc., a Delaware corporation ("Parent"), Lara Acquisition Sub, a Delaware corporation and wholly owned subsidiary of Parent ("Acquisition"), and the Company, Acquisition will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                  As a result of the Merger, I may receive Parent Common Stock in exchange for shares of common stock, $0.01 par value per share, of the Company that I own or that I may purchase upon exercise of stock options.

                  I hereby represent, warrant and covenant to Parent that in the event I receive any Parent Common Stock as a result of the Merger:

                  a. I shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

                  b. I have carefully read this letter and the applicable provisions of the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I believed necessary with my counsel.

                  c. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the resale by me of the Parent Common Stock to be received by me in the Merger has not been registered under the Act, I may therefore not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  d. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Act.

                  e. I also understand that stop transfer instructions will be given to Parent's transfer agent with respect to shares of Parent Common Stock issued to me and that there will be placed on the certificates for such shares of Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

         "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or other disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement dated _____________ __, 200__ between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer that contains further restrictions on the transferability of this certificate and the shares represented hereby."

                  Parent agrees to cause this legend to be removed from the certificates delivered to me evidencing the shares of Parent Common Stock promptly at such time as the Parent Common Stock may be sold by me pursuant to Rule 145(d)(3) under the Act or after Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                  The term "Parent Common Stock" as used in this letter shall mean and include not only the common stock, $1.00 par value, of Parent as presently constituted, but also any other stock that may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Common Stock.

                  Notwithstanding anything to the contrary contained in this letter, I may, to the extent permitted by applicable law and with the written consent of Parent (not to be unreasonably withheld): (i) transfer shares of Parent Common Stock in payment of the exercise price of options to purchase Parent Common Stock; (ii) transfer shares of Parent Common Stock to any organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (iii) transfer shares of Parent Common Stock to a trust established for the benefit of myself and/or for the benefit of one or more members of my family, or make a bona fide gift of shares of Parent Common Stock to one or more members of my family, provided that in the case of a transfer or gift pursuant to clause (ii) or (iii) hereof, a transferee of such shares agrees to be bound by the limitations set forth in this letter.

                  Parent represents that it has filed all reports required under
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of the Merger Agreement. By its execution hereof, Parent agrees that it will, for a period of two (2) years following the consummation of the transactions contemplated by the Merger Agreement, use all commercially reasonable efforts to make timely filings with the Commission of all reports required to be filed by it pursuant to the Exchange Act and will furnish upon a reasonable request by myself, a written statement confirming that such reports have been filed.

                  I hereby acknowledge that the receipt of this letter by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement, and I understand the requirements of this letter and the limitations imposed upon the transfer, sale, pledge or other disposition of shares of Parent Common Stock that I may receive in the Merger.




                                                     Very truly yours,



                                                     ---------------------------
                                                     Name (print):









Agreed and accepted this ___day
of ___________, 200__, by

K2 INC.


By:
   ----------------------------------
   Name:
   Title:

                                    EXHIBIT C

                    Initial Officers of Lara Acquisition Sub


         Chief Executive Officer                           Stephen M. O'Hara
         President                                         Richard J. Heckmann
         Chief Financial Officer                           John J. Rangel


Document8